Exhibit 10.49
PURCHASE AGREEMENT
THIS PURCHASE AGREEMENT (this “Agreement”) is entered into as of April 23, 2018 (the “Effective Date”), by and between ________________ (each a “Seller” and collectively, the “Sellers”), and CF GROCERY DISTRIBUTION PROPCO LLC, a Delaware limited liability company (“Buyer”).
RECITALS
A.    Sellers are the owners of certain parcels of real property identified on Exhibit A-1, and legally described on Exhibit A-2 (collectively, the “Real Properties” and each, a “Real Property”).
B.    Buyer desires to purchase such real property from Seller, and Seller desires to sell such real property to Buyer, subject to and upon the terms and conditions of this Agreement.
ACCORDINGLY, Seller and Buyer hereby agree as follows:
1.    Sale of Property. Subject to and upon the terms of this Agreement, Sellers agree to sell to Buyer, and Buyer agrees to buy from Sellers, all of Sellers’ right, title and interest in the Real Properties, together with all easements, appurtenances and hereditaments pertaining thereto and all buildings and improvements located thereon (each a “Property” and collectively, the “Properties”); provided, however, the Properties shall not include (i) any of Tenant’s Property, as that term is used and defined in the Leases, which includes among other things the trade fixtures and attached equipment that are described on Exhibit B attached hereto (“Seller’s Retained Property”), and (ii) the Existing Leases (as defined below), which shall remain the property of the applicable Seller and be subordinated to the applicable Lease(s) at Closing pursuant to Section 5.2.8.
2.    Purchase Price. The “Purchase Price” for the Properties shall be _________________, payable as follows:
2.1.    Earnest Money. No later than one (1) business day after the execution of this Agreement, and as an express condition to the effectiveness of this Agreement, Buyer shall deposit an earnest money deposit in the amount of _____________________ (such amount, together with interest thereon, the “Earnest Money”) into escrow with the Minneapolis office of First American Title Insurance Company (“Title Company”) by wire transfer of immediately available funds. The Earnest Money shall be invested as Buyer so directs in a standard money market interest-bearing account. Any and all interest earned on the Earnest Money shall be reported to Buyer’s federal tax identification number. Upon deposit, all of the Earnest Money shall automatically and forever be absolutely non-refundable to Buyer, except in the sole event that Buyer terminates this Agreement following a default by Seller pursuant to Section 12. The Earnest Money shall be applied to the Purchase Price at Closing. Immediately upon receipt of the Earnest Money, Title Company shall transfer to Seller an amount thereof equal to _______________ (the “Independent Consideration”) as consideration for Seller entering into this Agreement. The Independent

Consideration shall be non-refundable to Buyer in all events and shall be applicable to the Purchase Price at the Initial Closing.
2.2.    Balance of Purchase Price. Buyer will pay the balance of the Purchase Price required at each Closing pursuant to Section 5.3 and subject to the adjustment, pro rations and other provisions set forth in this Agreement.
3.    Due Diligence.
3.1.    Due Diligence. Buyer hereby acknowledges and agrees that (i) prior to the Effective Date, Buyer has had ample time to inspect each of the Properties and review all matters related thereto, including their physical and environmental condition and title and survey related matters, including all matters of record, (ii) conduct any “know your customer” checks on Sellers, and (iii) Buyer has found the Sellers and the Properties to be suitable for Buyer’s intended purposes and is prepared to proceed to Closing pursuant to the terms of this Agreement.
3.2.    Title. Prior to the Effective Date, Buyer has reviewed (a) commitments for ALTA extended owner’s policies of title insurance covering each of the Properties (the “Title Commitments”) issued by Title Company, and (b) copies of any surveys of the Properties in Sellers’ possession (collectively, the “Surveys”). The Title Commitments and the Surveys shall sometimes be referred to in this Agreement as the “Title Evidence”. In addition, Sellers shall not place any new encumbrances of record against any of the Properties after the Effective Date and before Closing without Buyer’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. At Closing each of the Sellers shall deliver an owner’s title affidavit covering the Property or Properties owned by such Seller in the form attached hereto as Exhibit F (a “Title Affidavit”). As of the Effective Date, Buyer has negotiated proforma title insurance policies for each of the Properties with Title Company in substantially the forms attached hereto as Exhibit E (each a “Title Policy”, and collectively the “Title Policies”). Any matters reflected as exceptions in the Title Policies shall be “Permitted Exceptions”. Promptly after the mutual execution and delivery of this Agreement, each Seller owning a Property that is subject to one of the recorded documents listed on Exhibit G attached hereto and made a part hereof (the “Estoppel Required Recorded Documents”) shall deliver a written request to the counterparty to each of the applicable Estoppel Required Recorded Documents requesting that they sign and return an estoppel certificate in a form reasonably approved by Buyer. If Sellers receive any of the executed estoppel certificates before Closing, then Sellers shall deliver them at Closing but in no event shall the delivery of all or any of the foregoing estoppel certificates be a condition to Buyer’s obligation to Close the transaction contemplated in this Agreement.
3.3    Confidentiality.
3.3.1    Notwithstanding anything contained in the Confidentiality Agreement, dated January 18, 2018, executed by __________________ (the “Prior Confidentiality Agreement), unless and until the Closing occurs, Buyer agrees to not disclose the Title Evidence, the Reports, or the contents of any thereof, or any

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material term or condition of this Agreement or make any public pronouncements, issue any press releases or otherwise furnish any information regarding this Agreement, or the transactions contemplated hereby, or any information disclosed, discovered or determined in connection with Buyer’s investigations of the Property or any other Confidential Information (as defined in the Prior Confidentiality Agreement) (except for items or information that (i) are publicly available or were otherwise known by Buyer, or (ii) are independently generated by Buyer) (collectively, the “Seller Confidential Information”) to any person or entity other than (a) Buyer's Affiliates (as hereinafter defined), attorneys, accountants, surveyors, architects, contractors or other business consultants assisting Buyer in this transaction, third parties as required under applicable law, and Buyer’s potential investors, purchasers and lenders, and then only to the extent the applicable party is aware of the terms of this Section 3.3, (b) in response to lawful process or subpoena or order of a court of competent jurisdiction, or (c) in any filings with governmental authorities required by reason of the transactions provided for herein. Buyer will take reasonable steps to ensure that any parties to whom it furnishes such Seller Confidential Information keep the same confidential as provided in this Section 3.3. If this Agreement is terminated or the Closing does not occur for any reason, Buyer shall promptly deliver to Seller or destroy all copies of the Seller Confidential Information (except to the extent any Seller Confidential Information is no longer reasonably accessible by Buyer, but is archived pursuant to Buyer’s file retention policies). Notwithstanding the foregoing, Buyer shall be entitled to retain one copy of any document or report constituting Seller Confidential Information for compliance purposes or for the purpose of defending or maintaining litigation or threatened litigation.
3.3.2    Without the prior written consent of Buyer, and unless the Closing occurs (except as may otherwise be required by law), Seller shall not disclose to any third party the existence of this Agreement (or a copy of this Agreement) or any material term or condition of this Agreement or make any public pronouncements, issue any press releases or otherwise furnish any information regarding this Agreement, or the transactions contemplated hereby (except for items or information that (i) are publicly available or were otherwise known by Sellers, or (ii) are independently generated by Sellers) (collectively, the “Buyer Confidential Information”) to any person or entity other than (a) Sellers’ Affiliates (as hereinafter defined), attorneys, accountants, surveyors, architects, contractors or other business consultants assisting Sellers in this transaction, third parties as required under applicable law, (b) in response to lawful process or subpoena or order of a court of competent jurisdiction, or (c) in any filings with governmental authorities required by reason of the transactions provided for herein or to comply with applicable securities regulations; provided, however, that Shall first provide Buyer with a copy of any such proposed filing and allows Buyer an opportunity to reasonably comment on such proposed filing, and in no event shall any public announcement or public filing or disclosure use the name, logo or otherwise refer to ________________________ or any of its Affiliates, unless legally required to be

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disclosed. Sellers will take reasonable steps to ensure that any parties to whom it furnishes such Buyer Confidential Information keep the same confidential as provided in this Section 3.3.
3.3.3    The parties hereto shall not issue any press releases with respect to the transactions contemplated hereby or consummated in accordance with the terms hereof except upon the mutual agreement of the parties as to the form and content of such press release (with consent not to be unreasonably withheld, conditioned or delayed by either party). As used in this Agreement, “Affiliate” means any person directly or indirectly controlling or controlled by or under direct or indirect common control with the applicable party.
4.    Conditions Precedent.
4.1.    Buyer’s Conditions. Buyer’s obligation to consummate the Closing pursuant to this Agreement is contingent upon the satisfaction (or waiver by Buyer) of the following conditions precedent on the Closing Date:
4.1.1     Title. Upon receipt of the applicable premiums required for such issuance and Sellers Closing Deliveries, and through no failure of Buyer to perform any of its obligations under this Agreement, the Title Company is irrevocably prepared to issue the Title Policy to Buyer (or its designee) for each of the applicable Properties.
4.1.2    Sellers’ Representations. Each of the representations and warranties of Sellers in Section 6.3 shall be true and correct as if the same were made on the Closing Date; provided, however, Buyer may only terminate this Agreement pursuant to the terms of this Section 4.1 for a failure of the representations and warranties of Sellers in Section 6.3.3 or 6.3.4 if (i) under Section 6.3.3, pending or threatened litigation impairs Sellers’ ability to consummate the transaction contemplated in this Agreement, or perform any of its obligations under the applicable Lease; or (ii) under Section 6.3.4, such condemnation permits the applicable Seller to terminate the applicable Lease pursuant to the terms thereof, and such Seller does not provide the affirmation contemplated in clause (ii) of Section 10 below.
4.1.3    Harrisburg Closing. Concurrently with the Closing contemplated under this Agreement, the Closing (as such term is defined in the Harrisburg Purchase Agreement) under that certain Purchase Agreement between Buyer and Supervalu Penn, LLC, a Pennsylvania limited liability company, dated as of the Effective Date (the “Harrisburg Purchase Agreement”) shall also occur; provided, that the foregoing shall not be a condition to Buyer’s obligation to Close under this Agreement if the transaction contemplated under the Harrisburg Purchase Agreement fails to close due to a default by Buyer thereunder.

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4.1.4    Subordination Agreements. At Closing, the applicable Sellers shall have delivered to Buyer a Subordination Agreement for each of the Existing Leases affecting their respective Properties, in the form attached hereto as Exhibit D-5.
If any conditions in this Section 4.1 have not been satisfied on or before the Closing Date, Buyer may terminate this Agreement by notice to Sellers on or before the Closing Date (subject to Section 12) and the Earnest Money shall be disbursed to Buyer. To the extent that any of the conditions in this Section 4.1 require the consent or determination of Buyer, the same shall be determined by Buyer in its sole and absolute discretion. The conditions in this Section 4.1 are specifically stated and for the sole benefit of Buyer. Buyer in its discretion may unilaterally waive (conditionally or absolutely) the fulfillment of any one or more of the conditions, or any part thereof, by notice to Sellers.
4.2.    Sellers’ Conditions. Sellers’ obligation to consummate the Closing pursuant to this Agreement is contingent upon the satisfaction (or waiver by Sellers) of the following conditions precedent on the Closing Date:
4.2.1    Buyer’s Representations. Each of the representations and warranties of Buyer in Section 6.1 shall be true and correct as if the same were made on the Closing Date.
4.2.2    Harrisburg Closing. Concurrently with the Closing contemplated under this Agreement, the Closing (as such term is defined in the Harrisburg Purchase Agreement) under the Harrisburg Purchase Agreement shall also occur, provided that the foregoing shall not be a condition to Sellers’ obligation to Close under this Agreement if the transaction contemplated under the Harrisburg Purchase Agreement fails to close due to a default by the Seller thereunder.
If any conditions in this Section 4.2 have not been satisfied on or before the Closing Date, then Sellers may terminate this Agreement by notice to Buyer on or before the Closing Date (subject to Section 12), and the Earnest Money shall be disbursed to Sellers. To the extent that any of the conditions in this Section 4.2 require the satisfaction of Sellers, such satisfaction shall be determined by Sellers in their sole and absolute discretion. The conditions in this Section 4.2 are specifically stated and for the sole benefit of Sellers. Sellers in their discretion may unilaterally waive (conditionally or absolutely) the fulfillment of any one or more of the conditions, or any part thereof, by notice to Buyer. If Sellers fail to timely terminate this Agreement on or before the applicable date, then the applicable condition shall be deemed to be satisfied and waived by Sellers.
5.    Closing.
5.1    Closing Date. Subject to the provisions of Section 4 above, the closing of the purchase and sale of the Properties (the “Closing”) shall occur on a date mutually agreed to by Buyer and Sellers, which date shall be no later than ________, 2018 (the “Closing Date”). The Closing will occur through the deposit of documents, deliveries and funds into an escrow established with Title Company pursuant to Sellers’ and Buyer’s respective closing

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instructions to Title Company, which instructions shall be consistent with the terms of this Agreement. Fee title to the Properties will be delivered to Buyer on the applicable Closing Date, subject to the Permitted Exceptions and the Leases.
5.2.    Sellers Closing Deliveries. No later than the Closing Date, each Seller shall, with respect to the Property owned by such Seller, deliver or cause to be delivered into escrow with Title Company the following, properly completed and duly executed by such Seller and notarized where applicable, and in commercially reasonable form (collectively, “Sellers Closing Deliveries”):
5.2.1    Deed. A special or limited warranty deed (or the state equivalent thereof) conveying fee simple title to each Property, and a quit claim deed conveying a certain easement interest for roadway purposes in Parcel 4-B at Urbana, all in the forms attached hereto as Exhibit D-1 (the “Deeds”).
5.2.2    Leases and Memoranda of Leases. A separate lease with respect to each Property, to be signed by the applicable Seller (each, a “Lease” and, collectively, the “Leases”), together with a memorandum thereof (collectively, the “Memoranda”), all in the form attached as Exhibits D-2 and D-3, respectively provided, however, (a) the tenant under the Lease with respect to the Property located in Oglesby, Illinois, shall be Oglesby Distribution Company, LLC, Delaware limited liability company, and (b) the tenant under the Lease with respect to the Property located in Urbana, Illinois, shall be Champaign Distribution Company, LLC, Delaware limited liability company. The annual Base Rent for Lease Year 1 with respect to each of the Leases will be as set forth on Exhibit A-1.
5.2.3    Guaranty. A separate Guaranty from SUPERVALU INC., a Delaware corporation, with respect to each Lease, in the form attached hereto as Exhibit D-4.
5.2.4    Title Affidavit. The Title Affidavit for each Property.
5.2.5    FIRPTA. A transferor's certification stating that Seller is not a “foreign person”, “foreign partnership”, “foreign trust” or “foreign estate” as those terms are defined in Section 1445 of the Internal Revenue Code, and containing such additional information as may be required thereunder.
5.2.6    Miscellaneous. Any customary closing documents in commercially reasonable form and substance and consistent with this Agreement which (a) Title Company may reasonably determine are necessary to evidence the authority of Sellers to enter into and perform this Agreement and the documents and instruments required to be executed and delivered by Sellers pursuant to this Agreement, or (b) may be required of Sellers under applicable law, including any transfer, revenue or tax certificates, statements or other forms, necessary to permit Title Company to deliver the Title Policies to Buyer.

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5.2.7    Settlement Statement. A settlement statement consistent with this Agreement.
5.2.8    Subordination Agreements.     A Subordination Agreement for each of the Existing Leases that have actually been received by Sellers as of the Closing Date.
5.2.9    Date Down Certificate. A “Seller’s Closing Certificate”, if applicable (as defined in Section 6.4 below).
5.2.10    Lease Estoppel Certificate. An estoppel certificate from each Seller, in its capacity as the tenant under the applicable Lease, covering each Lease, in the form attached to the respective Lease.
5.2.11    Harrisburg Closing Deliverables. All documents required to be delivered pursuant to Section 5.2 of the Harrisburg Purchase Agreement.
5.2.12 Post Closing Agreement. One original counterpart of a post-closing agreement, executed by Sellers, wherein Sellers will agree to use commercially reasonable efforts to deliver to Buyer all Subordination Agreements that were not delivered at Closing, no later than sixty (60) days after the Closing Date.
5.3.    Buyer’s Closing Deliveries. No later than the Closing Date, Buyer shall deliver or cause to be delivered into escrow with Title Company, in addition to any other items required by this Agreement, the following, properly completed and duly signed by Buyer and notarized where applicable, and in commercially reasonable form (collectively, “Buyer’s Closing Deliveries”):
5.3.1    Purchase Price. The balance of the Purchase Price by wire transfer of immediately available funds.
5.3.2    Leases. Buyer’s counterpart to each of the Leases and the Memoranda.
5.3.3    Date Down Certificate. A “Buyer’s Closing Certificate”, if applicable (as defined in Section 6.2 below).
5.3.4    Miscellaneous. Any customary closing documents in commercially reasonable form and substance and consistent with this Agreement which (i) Title Company may reasonably determine are necessary to evidence the authority of Buyer to enter into and perform this Agreement and the documents and instruments required to be executed and delivered by Buyer pursuant to this Agreement, or (ii) may be required of Buyer under applicable law, including any revenue or tax certificates or statements.
5.3.5    Settlement Statement. A settlement statement consistent with this Agreement.

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5.3.6    Harrisburg Closing Deliverables. All documents required to be delivered pursuant to Section 5.3 of the Harrisburg Purchase Agreement.
5.3.7    Post Closing Agreement. One original counterpart of a post-closing agreement, executed by Buyer, wherein Sellers will agree to use commercially reasonable efforts to deliver to Buyer all Subordination Agreements that were not delivered at Closing, no later than sixty (60) days after the Closing Date.
5.4.    Adjustments and Prorations. The following adjustments will be made to the Purchase Price at Closing:
5.4.1    Real Estate Taxes. There shall be no Closing adjustment or proration of real estate taxes or special assessments with respect to any of the Property between Sellers and Buyer since Sellers will be responsible as owner for those allocable to the period prior to the Closing and pursuant to the Lease for those allocable from and after the Closing.
5.4.2    Title Costs and Reports. Sellers will pay all costs of the Title Evidence, all costs incurred to update the Survey and costs related to any Reports ordered by Sellers or ordered by Buyer following Sellers’ prior written agreement to pay the cost thereof, including, but not limited to, the costs for the property condition reports. Sellers will pay the basic premium for each Title Policy (excluding the portion of the premium applicable to extended coverage and endorsements). Buyer will pay all costs of any Title Policy premiums attributable to extended coverage and any endorsements required by Buyer. Buyer will pay all premiums for any loan policies of title insurance. Sellers and Buyer will each pay one‑half of any Closing fee payable to Title Company acting as escrow agent in connection with this transaction.
5.4.4    Recording Costs. Buyer will pay the cost of recording the Deeds, the Memoranda, and any other documents to be recorded in connection with the Closing.
5.4.5    Transfer Taxes. Sellers will pay any state, county or city deed or transfer tax imposed in connection with the recording of the Deed or the Memoranda (including, but not limited to, any taxes related to the leaseback transactions contemplated by this Agreement). Buyer will pay any mortgage registry tax regarding any mortgage given by Buyer on the Property in connection with this transaction.
5.4.6    Operating Expenses and Income. There shall be no Closing adjustment or proration of any income or any utility and other operating expenses with respect to any of the Property between Sellers and Buyer since Sellers will be responsible as owner for those allocable to the period prior to the Closing and pursuant to the Lease for those allocable from and after the Closing.

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5.4.7    Other Closing Costs. All other Closing costs will be allocated between Sellers and Buyer in accordance with the customary practice for commercial real estate transactions in county and state where the Properties are located.
5.4.8    Brokerage Commissions. Sellers will pay all brokerage commissions owed to CBRE, Inc. (“Broker”) in connection with the sale of the Properties to Buyer as contemplated by this Agreement.
5.5.    Strict Adherence. Each of the requirements set forth in this Agreement with respect to the Earnest Money and Closing have been fully negotiated and agreed to, and strict adherence to such requirements is a condition of this Agreement and shall be the sole responsibility of Buyer and Sellers, as applicable. No notice and cure period contemplated under Section 12 shall be applicable for any failure of (i) Seller to deliver any of the documents listed in Section 5.2 on or prior to the Closing Date, or (ii) Buyer to deliver any of the documents listed in Section 5.3 on or prior to the Closing Date.
6.    Representations and Warranties.
6.1.    Representations and Warranties by Buyer. Buyer represents and warrants to Sellers that:
6.1.1    Authority. Buyer is a Delaware limited liability company. Buyer has the requisite power and authority to enter into and perform this Agreement and the documents to be executed by Buyer in connection with this transaction. This Agreement and such documents have been or will be duly authorized by all necessary action on the part of Buyer and have been or will be duly executed and delivered on the part of Buyer. The execution, delivery and performance by Buyer of this Agreement and such documents does not conflict with or result in a violation of Buyer’s organizational documents or any agreement, judgment, order, or decree of any court or arbiter to which Buyer is a party or is subject.
6.1.2    Prohibited Persons and Transactions. Neither Buyer nor any of its Affiliates is, nor will they become, a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) or other governmental action and does not, to its actual knowledge, engage in any dealings or transactions with such persons or entities.
6.1.3    Bankruptcy. Buyer has not (i) commenced (within the meaning of any federal or state bankruptcy law) a voluntary case, (ii) consented to the entry of an order for relief against it in an involuntary case, or (iii) consented to the appointment of a custodian, in each case, of it or for all or any substantial part of its

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property, nor has a court of competent jurisdiction (a) entered an order or decree under any federal or state bankruptcy law that is for relief against Buyer in an involuntary case or (b) appointed a custodian of Buyer for all or any substantial part of its respective property.
6.1.4    Government Approvals. Buyer has received all governmental approvals required to be obtained for Buyer to consummate the transactions contemplated in this Agreement.
6.2    Representations Remade. At the Closing, Buyer shall be deemed to remake and restate the representations set forth in Section 6.1 as of the Closing Date, unless Buyer has updated such representations prior to the Closing Date by delivering written notice (the “Buyer’s Closing Certificate”) to Seller on or prior to the Closing which notice shall reflect any fact, matter or circumstance which Buyer has become aware of, other than facts, matters or circumstances that Buyer has been informed of by Sellers or any agent of Sellers, that would make any of Buyer’s representations or warranties contained herein untrue or incorrect in any material respect.
6.3.    Representations and Warranties by Sellers. Each of the Sellers makes the following representations and warranties in its individual capacity, as applicable, and in its capacity as the Owner of its respective Property or Properties. In no event shall any of the following representations and warranties made by a Seller be deemed to apply to any Properties not owned by that Seller. Sellers represent and warrant to Buyer that:
6.3.1    Authority. Each Seller is duly formed and in good standing in the state of its formation. Each Seller is duly qualified to transact business in each State in which the Property owned by such Seller is located. Each Seller has the requisite power and authority to enter into and perform this Agreement and the documents to be executed by such Seller in connection with this transaction. This Agreement and such documents have been or will be duly authorized by all necessary action on the part of each Seller and have been or will be duly executed and delivered on the part of each Seller. The execution, delivery and performance by each Seller of this Agreement and such documents and transactions contemplated hereby (including, without limitation, each Lease) does not conflict with or result in a violation of such Seller's organizational documents or any agreement, judgment, order, or decree of any court or arbiter to which that Seller is a party or is subject. No Seller has entered into any purchase agreements, contracts for deed, rights of first refusal, options or the like whereby someone other than Buyer has a right to acquire all or any part of the Property, except as may be reflected in the Title Evidence.
6.3.2    FIRPTA. No Seller is a “foreign person”, “foreign partnership”, “foreign trust” or “foreign estate” as those terms are defined in Section 1445 of the Internal Revenue Code. The representations and warranties of Sellers contained in this Section 6.3.2 shall survive Closing indefinitely.

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6.3.3    Litigation. To the actual knowledge of the Sellers, there is no litigation pending or threatened against the Property owned by the respective Seller, or against any Seller in a manner that would affect such Seller’s ability to perform its obligations under this Agreement.
6.3.4 Condemnation. No Seller has received from any governmental authority any written notice of any condemnation or eminent domain proceedings affecting any Property or any part thereof, and to the knowledge of each Seller, no such proceedings are threatened with respect to any Property or any part thereof.
6.3.5 Bankruptcy. No Seller has commenced (within the meaning of any federal or state bankruptcy law) a voluntary case, consented to the entry of an order for relief against it in an involuntary case, or consented to the appointment of a custodian of it or for all or any substantial part of its property, nor has a court of competent jurisdiction entered an order or decree under any federal or state bankruptcy law that is for relief against Seller in an involuntary case or appointed a custodian of Seller for all or any substantial part of its respective property.
6.3.6 Prohibited Persons and Transactions. No Seller nor any of their respective affiliates is, nor will they become, a person or entity with whom U.S. persons or entities are restricted from doing business under OFAC or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) or other governmental action and does not, to its actual knowledge, engage in any dealings or transactions with such persons or entities.
6.3.7     Leases. No Seller has entered into an agreement granting any third party a right to occupy any portion of its respective Property, except for those leases described on the attached Exhibit C (the “Existing Leases”) and Permitted Exceptions.
6.3.8    Government Approvals. Sellers have received all governmental approvals required to be obtained for Sellers to consummate the transactions contemplated in this Agreement.
6.3.9    Possession. Each of the Sellers are in possession of their respective Properties, subject to Permitted Exceptions and the Existing Leases.
The “knowledge of the Seller” and similar terms mean the actual, present consciousness of (i) Jessica London, Vice President, Real Estate & Development, or (ii) Devon Hart, Vice President and Treasurer of Supervalu Inc., without any duty of inquiry or investigation. Seller represents that the person(s) listed in the immediately preceding sentence are the persons having direct responsibility for the oversight of the Sellers’ real estate and management of the Sellers’ real estate portfolio and are the persons who would have knowledge of the matters set forth in this Section 6.3. If Buyer proceeds to Closing

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notwithstanding Buyer’s actual knowledge of any breach or untruth of any representation or warranty by a Seller, Buyer is deemed to have waived the breach or untruth at such Closing. Except as otherwise set forth above, all representations and warranties of Seller set forth in this Agreement shall survive the Closing for a period of one (1) year.
6.4.     Representations Remade. At the Closing, Sellers shall be deemed to remake and restate the representations set forth in Section 6.3 as of the Closing Date, unless Sellers have updated such representations at or prior to the Closing Date by delivering written notice (the “Seller’s Closing Certificate”) to Buyer on or prior to the Closing which notice shall reflect any fact, matter or circumstance which Sellers have become aware of, other than facts, matters or circumstances that Sellers have been informed of by Buyer or any agent of Buyer, that would make any of Sellers’ representations or warranties contained herein untrue or incorrect in any material respect. In no event shall Sellers be deemed to be in default under this Agreement if any of their representations and warranties in Section 6.3 (that were true and correct on the Effective Date) are not true and correct on the Closing Date, except to the extent that (i) a Seller took willful action after the Effective Date that caused a representation and warranty in Section 6.3 to become untrue and incorrect, and (ii) the Seller knew before taking such action that the action would cause a representation and warranty in Section 6.3 to become untrue and incorrect.
7.    Sale “As Is”.
7.1.    Buyer’s Obligations. SUBJECT TO THE TERMS OF THIS AGREEMENT, BUYER WILL CONDUCT SUCH INSPECTIONS AND INVESTIGATIONS OF THE PROPERTY (INCLUDING ITS PHYSICAL AND ENVIRONMENTAL CONDITION) AS IT DEEMS NECESSARY TO PROCEED WITH THE CLOSING AND THIS TRANSACTION, AND ASSUMES THE RISK THAT ADVERSE MATTERS, INCLUDING THE DISCLAIMED MATTERS (AS DEFINED IN SECTION 7.2), MAY NOT HAVE BEEN REVEALED BY BUYER’S INSPECTIONS AND INVESTIGATIONS. SUCH INSPECTIONS AND INVESTIGATIONS OF BUYER WILL BE DEEMED TO INCLUDE AN ENVIRONMENTAL AUDIT OF THE PROPERTY, AN INSPECTION OF THE PHYSICAL COMPONENTS AND GENERAL CONDITION OF ALL PORTIONS OF THE PROPERTY, SUCH STATE OF FACTS AS AN ACCURATE SURVEY AND INSPECTION OF THE PROPERTY WOULD SHOW, PRESENT AND FUTURE ZONING AND LAND USE ORDINANCES, RESOLUTIONS AND REGULATIONS OF THE CITY, COUNTY AND STATE WHERE THE PROPERTY IS LOCATED AND THE VALUE AND MARKETABILITY OF THE PROPERTY.
7.2.    Disclaimers. BUYER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT OR IN ANY DOCUMENTS EXECUTED BY SELLERS AT CLOSING PURSUANT TO THIS AGREEMENT, (A) BUYER HAS NOT RELIED UPON AND WILL NOT RELY UPON, EITHER DIRECTLY OR INDIRECTLY, ANY REPRESENTATION OR WARRANTY OF SELLERS IN

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CONNECTION WITH THE PROPERTY OR THIS TRANSACTION, (B) SELLERS WILL SELL AND CONVEY TO BUYER, AND BUYER WILL ACCEPT THE PROPERTY “AS IS”, “WHERE IS”, AND “WITH ALL FAULTS” ON THE CLOSING DATE, AND THERE ARE NO ORAL AGREEMENTS, WARRANTIES OR REPRESENTATIONS, COLLATERAL TO OR AFFECTING THE PROPERTY BY SELLERS OR ANY THIRD PARTY, AND (C) SELLERS DO NOT, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, AND SELLERS WILL NOT, BY THE EXECUTION AND DELIVERY OF ANY DOCUMENT OR INSTRUMENT EXECUTED AND DELIVERED IN CONNECTION WITH CLOSING, EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN OR THEREIN, MAKE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OF ANY KIND OR NATURE WHATSOEVER, WITH RESPECT TO THE PROPERTY. WITHOUT LIMITING THE GENERALITY OF THE PROVISIONS OF THIS SECTION 7.2, BUYER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT OR IN ANY OTHER AGREEMENT EXECUTED BY SELLERS AT CLOSING PURSUANT TO THIS AGREEMENT, SELLERS MAKE, AND WILL MAKE, NO EXPRESS OR IMPLIED WARRANTY AS TO (I) MATTERS OF TITLE, (II) ZONING, (III) TAX CONSEQUENCES, (IV) PHYSICAL OR ENVIRONMENTAL CONDITION (INCLUDING LAWS, RULES, REGULATIONS, ORDERS AND REQUIREMENTS PERTAINING TO THE USE, HANDLING, GENERATION, TREATMENT, STORAGE OR DISPOSAL OF ANY TOXIC OR HAZARDOUS WASTE OR TOXIC, HAZARDOUS OR REGULATED SUBSTANCE, AND FURTHER INCLUDING THE COMPREHENSIVE ENVIRONMENTAL RESPONSE AND COMPENSATION AND LIABILITY ACT, THE RESOURCE CONSERVATION AND RECOVERY ACT, THE CLEAN WATER ACT, THE SOLID WASTE DISPOSAL ACT, THE FEDERAL WATER POLLUTION CONTROL ACT, THE OIL POLLUTION ACT, THE FEDERAL CLEAN AIR ACT, THE FEDERAL INSECTICIDE, FUNGICIDE AND RODENTICIDE ACT, EACH AS MAY BE AMENDED FROM TIME TO TIME, AND INCLUDING ANY AND ALL REGULATIONS, RULES OR POLICIES PROMULGATED THEREUNDER AND ALL APPLICABLE LOCAL LAWS, ORDINANCES, AND REGULATIONS, (V) VALUATION, (VI) GOVERNMENTAL APPROVALS, GOVERNMENTAL REGULATIONS, ENTITLEMENT STATUS OR ANY OTHER MATTER OR THING RELATING TO OR AFFECTING THE PROPERTY, (VII) THE USE, INCOME POTENTIAL, EXPENSES, OCCUPANCY STATUS, OPERATION OR CHARACTERISTICS OF THE PROPERTY OR ANY PORTION OF THE PROPERTY, INCLUDING WARRANTIES OF SUITABILITY, HABITABILITY, MERCHANTABILITY, DESIGN OR FITNESS FOR ANY SPECIFIC PURPOSE OR FOR A PARTICULAR PURPOSE, OR GOOD OR WORKMANLIKE CONSTRUCTION, (VIII) THE NATURE, MANNER, CONSTRUCTION, CONDITION, STATE OF REPAIR OR LACK OF REPAIR OF ANY OF THE BUILDINGS, STRUCTURES OR IMPROVEMENTS, ON OR UNDER THE SURFACE, WHETHER OR NOT LATENT, OBVIOUS, VISIBLE OR APPARENT, (IX) THE NATURE OR QUALITY OF CONSTRUCTION, STRUCTURAL DESIGN OR ENGINEERING OF THE PROPERTY, (X) THE SOIL CONDITIONS, DRAINAGE, FLOODING GEOTECHNICAL AND

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SEISMIC CHARACTERISTICS, ACCESS, UTILITIES OR OTHER CONDITIONS EXISTING IN, ON OR UNDER THE PROPERTY, (XI) THE PRESENCE OR EXISTENCE OF MOLD OR OTHER ORGANISMS, LEAD BASED PAINT OR WATER PENETRATION IN OR ABOUT THE BUILDINGS, STRUCTURES OR IMPROVEMENTS, OR (XII) ANY OTHER STATE OF FACTS THAT EXISTS WITH RESPECT TO ANY OF THE PROPERTY (COLLECTIVELY, “DISCLAIMED MATTERS”),
7.3.    Waiver and Release. EXCEPT WITH RESPECT TO (A) THE EXPRESS AGREEMENTS, REPRESENTATIONS, WARRANTIES AND OBLIGATIONS OF SELLERS UNDER THIS AGREEMENT OR UNDER ANY OTHER AGREEMENT EXECUTED BY SELLERS AT CLOSING PURSUANT TO THE TERMS OF THIS AGREEMENT, AND (B) ANY FRAUD OF ANY RELEASED PARTY, BUYER AND ANYONE CLAIMING BY, THROUGH OR UNDER BUYER HEREBY FULLY AND IRREVOCABLY WAIVES AND RELEASES SELLERS AND EACH OF THEIR SHAREHOLDERS, EMPLOYEES, OFFICERS, MANAGERS, REPRESENTATIVES, AGENTS, SUCCESSORS AND ASSIGNS (EACH, A “RELEASED PARTY”) FROM ANY AND ALL CLAIMS THAT IT MAY NOW HAVE OR HEREAFTER ACQUIRE AGAINST ANY RELEASED PARTY FOR AND AGAINST ANY AND ALL ANY LIABILITIES, WHETHER DIRECT OR INDIRECT, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, ARISING FROM OR RELATED TO ANY OF THE DISCLAIMED MATTERS.
7.4.    Limitation of Sellers’ Liability. ANY PARTY SEEKING TO ENFORCE ANY DUTY, OBLIGATION, LIABILITY OR RESPONSIBILITY OF SELLERS ARISING UNDER THIS AGREEMENT WILL RELY ON AND LOOK SOLELY TO THE PROPERTY AND ANY INCOME OR PROCEEDS (INCLUDING, BUT NOT LIMITED TO, ANY INSURANCE PROCEEDS) FROM THE PROPERTY. SELLERS WILL HAVE NO LIABILITY FOR THE PERFORMANCE OF ANY DUTIES OR OBLIGATIONS OF SELLERS UNDER THIS AGREEMENT BEYOND ITS INTEREST IN THE PROPERTY AND ITS PROCEEDS (INCLUDING, BUT NOT LIMITED TO, ANY INSURANCE PROCEEDS). BUYER WILL NOT SEEK TO ENFORCE ANY CLAIM OR JUDGMENT OBTAINED BY BUYER AGAINST SELLERS AGAINST ANY PROPERTY OF SELLERS OTHER THAN ITS INTEREST IN THE PROPERTY AND ITS PROCEEDS, AND BUYER WILL LOOK SOLELY TO, AND RELY SOLELY ON, THAT INTEREST AND THOSE PROCEEDS FOR ENFORCEMENT AND SATISFACTION OF ANY CLAIM OR JUDGMENT. BUYER AGREES THAT THE DIRECTORS, OFFICERS, PARTNERS, MEMBERS, OWNERS AND EMPLOYEES OF SELLERS HAVE NO PERSONAL LIABILITY UNDER THIS AGREEMENT, AND BUYER WAIVES ITS RIGHT TO SUE ANY OF THEM PERSONALLY OR INDIVIDUALLY.
8.    Executory Period. After the Effective Date until the date of Closing or earlier termination of this Agreement (the “Executory Period”), Sellers shall operate, maintain and manage each Property in a manner generally consistent with the manner in which Sellers have operated and maintained the Property prior to the Effective Date.

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9.    Casualty. If (i) any of the Improvements are damaged or destroyed during the Executory Period by any fire or other casualty, and (ii) after such fire or other casualty, the applicable Seller reaffirms the validity of the Lease for such Property and that such Lease shall remain in full force and effect and will not be terminated, notwithstanding such fire or other casualty, then (a) this Agreement shall remain in effect, (b) the Property shall be conveyed at Closing in its damaged condition without adjustment of the Purchase Price, and (c) the affected Improvements shall be repaired or restored in accordance with the Lease.
10.    Eminent Domain. If (i) eminent domain proceedings are commenced against all or a part of any Property during the Executory Period, and (ii) after such eminent domain proceedings, the applicable Seller reaffirms the validity of the Lease for such Property and that such Lease shall remain in full force and effect and will not be terminated, notwithstanding such eminent domain proceedings, then (a) this Agreement shall remain in effect, (b) the Property shall be conveyed at Closing in its condemned condition without adjustment of the Purchase Price, and (c) the condemnation will be addressed pursuant to the terms of the applicable Lease.
11.    Assignment; Third Party Beneficiaries. This Agreement is made solely for the benefit of the parties hereto and their respective successor and assigns. No rights, privileges or immunities of either Sellers or Buyer under this Agreement shall inure to the benefit of any third‑party, nor shall any third‑party be deemed to be a beneficiary of any of the provisions contained in this Agreement. Buyer may not fully or partially assign or transfer this Agreement or any interest therein in any manner whatsoever without Sellers’ prior written consent, which may be given, conditioned or withheld in Sellers’ reasonable discretion. Notwithstanding the foregoing, Sellers’ consent shall not be required for an assignment or partial assignment by Buyer of Buyer’s rights and obligations under this Agreement to (a) any parent, subsidiary or other affiliate of Buyer, or (b) to any person or entity which succeeds to the business of Buyer as a result of any reorganization, joint venture, merger or consolidation of Buyer, provided that any such assignment or partial assignment made without Sellers’ prior written consent shall only occur simultaneously with the Closing. Buyer must give Sellers not less than ten (10) business days’ prior notice of any proposed assignment of this Agreement (even if permitted under this Section 11); which notice shall be accompanied by a copy of the assignment (and an assumption of this Agreement) and documents evidencing the formation, ownership, good standing and authority of the assignee to assume and perform the Buyer’s obligations under this Agreement. No assignment or transfer of Buyer’s rights or obligations under the Agreement (even if permitted under this Section 11 or consented to by Sellers) shall operate to modify or relieve Buyer of its obligations under the Agreement. Following any partial assignment of Buyer’s rights and obligations under this Agreement, Buyer shall, nevertheless, remain liable for all of Buyer’s obligations hereunder, and in no event shall Buyer’s liability be in any way limited or altered by the occurrence of any such partial assignment.

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12.    Default and Remedies.
12.1.    Default By Sellers. If a Seller defaults under this Agreement (including, but not limited to, by Sellers failing to deliver any of the items listed under Section 5.2 on or before the Closing Date) and such default continues for ten (10) days following notice from Buyer to Sellers specifying the default (provided that no notice or cure period shall be required with respect to any default of any obligations to be performed at Closing), Buyer may exercise one of the following as its sole, exclusive and mutually-exclusive remedies, either (a) terminate this Agreement by giving written notice to Sellers, in which event Buyer shall be entitled to immediate refund of the Earnest Money and recover its actual, third party costs incurred to conduct its due diligence activities, for any diligence reports ordered by Buyer with Sellers’ prior written approval, and for reasonable attorneys’ fees incurred in connection with entering into this Agreement, provided such cost shall not exceed One Million and 00/100 Dollars ($1,000,000), or (b) seek specific performance of this Agreement, provided that Buyer shall commence any action for specific performance within sixty (60) days after such default, and in which event Buyer may also recover all of its actual and reasonable out of pocket costs incurred in seeking such specific performance; provided, such costs shall not exceed One Million and 00/100 Dollars ($1,000,000). If Buyer proceeds to Closing notwithstanding any defaults by Sellers, Buyer shall be deemed to have waived such defaults. Notwithstanding the foregoing, Buyer may enforce any provisions of this Agreement which have not otherwise been waived pursuant to this Agreement and survive Closing, and Buyer may recover from Sellers its reasonable fees and costs of enforcing those provisions. A default by the seller under the Harrisburg Purchase Agreement or by the seller under that certain Purchase Agreement between Buyer and Supervalu Holdings, Inc. dated as of the Effective Date (the “Joliet Purchase Agreement”) that occurs before the Closing contemplated under this Agreement, shall be deemed to be a default by Seller under this Agreement. Following a default by a seller under the Harrisburg Purchase Agreement or Joliet Purchase Agreement and the expiration of any applicable notice and cure period thereunder that occurs before the Closing contemplated under this Agreement, Buyer may pursue any of its remedies specified in this Section 12.1 as a default by Seller hereunder. In no event shall Buyer be permitted to double recover any damages payable by Sellers under clause (a) above. Any amounts payable by Sellers under clause (a) above shall be reduced to the extent a Seller has already paid any amount thereof to Buyer or any of Buyer’s Affiliates or other third parties, regardless of whether such payment was made under this Agreement, the Harrisburg Purchase Agreement or Joliet Purchase Agreement.
12.2.    Default By Buyer. If Buyer defaults under this Agreement (including, but not limited to, Seller failing to deliver any of the items listed under Section 5.3 on or before the Closing Date) and such default continues for ten (10) days following notice from Sellers to Buyer specifying the default (provided that no notice or cure period shall be required with respect to any default of any obligations to be performed at Closing), Sellers may terminate this Agreement by giving written notice to Buyer, in which event Sellers shall be entitled to immediate payment of the Earnest Money as liquidated damages (Sellers and Buyer each hereby agreeing that determining Sellers’ actual damages would be difficult, and the Earnest Money is a reasonable estimate of Sellers’ damages). Notwithstanding the foregoing, Sellers

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may enforce any provisions of this Agreement which survive Closing, and Sellers may recover from Buyer its reasonable fees and costs of enforcing those provisions. A default by Buyer under the Harrisburg Purchase Agreement or by Buyer under the Joliet Purchase Agreement that occurs before the Closing contemplated under this Agreement shall be deemed to be a default by Buyer under this Agreement. Following a default by Buyer under the Harrisburg Purchase Agreement or Joliet Purchase Agreement and the expiration of any applicable notice and cure period thereunder that occurs before the Closing contemplated under this Agreement, Seller may pursue any of its remedies specified in this Section 12.2 as a default by Buyer hereunder.
THE PARTIES FURTHER ACKNOWLEDGE AND AGREE THAT (A) BUYER SEEKS TO LIMIT ITS LIABILITY UNDER THIS AGREEMENT TO THE AMOUNT OF THE EARNEST MONEY IN THE EVENT THIS AGREEMENT IS TERMINATED AND THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT DOES NOT CLOSE DUE TO A DEFAULT OF BUYER UNDER THIS AGREEMENT, AND (B) THE PAYMENT OF SUCH LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLERS.
Sellers’ Initials _______            Buyer’s Initials ________
12.3.    Nature of Remedies. Sellers’ and Buyer’s respective remedies as set forth in this Section 12 are their sole and exclusive remedies, except with respect their respective obligations that expressly survive Closing or termination under this Agreement. Sellers and Buyer each hereby waive any right to sue the other or recover any costs or other damages whatsoever except as expressly provided in this Section 12 (except with respect to obligations that expressly survive Closing or termination as provided under this Agreement).
12.4.    Limitations Period on Suits and Proceedings. If either Sellers or Buyer is entitled to commence any action or other proceeding to seek specific performance of this Agreement, or to recover any fees, costs or other amounts expressly recoverable under this Section 12, the applicable party must do so within sixty (60) days after the earlier of (a) the date that party obtains actual knowledge of the defaulting party’s default, or (b) the date of termination of this Agreement, or such party shall be deemed to have irrevocably waived the related claims and shall be barred from asserting the related claims.
12.5.    Attorney’s Fees. Each of the parties will pay its own attorney’s fees with respect to this Agreement and this transaction, except that a party defaulting under this Agreement or any closing document will pay the reasonable attorneys’ fees and court costs at trial and on any appeal incurred by the non‑defaulting party to enforce its rights regarding such default.

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13.    Notices. Any notice required or permitted to be given by this Agreement will be in writing and will be given by nationally recognized overnight courier, or by certified or registered mail, return receipt requested, postage prepaid. Notices so given shall be deemed received when actually received or when delivery is confirmed or refused. Notices may also be given by e-mail, and will be effective at the time of sending at the e-mail address specified below if sent by 5:00 p.m. Pacific Time on a business day with confirmation of receipt (and otherwise as of the next business day), provided the notice-giving party also sends notice by nationally recognized overnight courier on the same date as sending the e-mail, time being of the essence. Any notice required to be given under this Agreement shall be addressed as follows:
Sellers:                SUPERVALU INC.
11840 Valley View Road
Eden Prairie, MN 55344
Attn: Legal Department
Email:

with a copy to:            SUPERVALU INC.
11840 Valley View Road
Eden Prairie, MN 55344
Attn: Asset Management

Buyer    :

with a copy to:

with a copy to:

Any party may, by notice to the others, specify a different address for notice purposes.

14.    Termination. If this Agreement is terminated pursuant to the terms hereof, then (a) the respective rights of Buyer and Sellers arising out of this Agreement shall immediately cease with the exception of obligations that expressly survive termination under this Agreement, and (b) within ten (10) days after such termination notice, Buyer shall (i) deliver to Sellers a true, correct, complete and legible copy of the Reports, if any, to the extent not previously delivered to Sellers, and (ii) execute, acknowledge, and deliver to Sellers a letter acknowledging that this Agreement was terminated and that Buyer does not have any interest in any of the Properties (provided that the failure to give such letter shall not affect the termination of this Agreement). Buyer’s obligations under this Section 14 shall survive termination of this Agreement, and Sellers may recover from Buyer its reasonable legal fees and costs of enforcing the provisions of this Section 14.

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15.    Tax Deferred Exchange. Sellers and/or Buyer may elect to dispose of or acquire (as the case may be) any of the Real Property in connection with the completion of a tax-deferred exchange (a “1031 Exchange”) under Section 1031 of the Internal Revenue Code of 1986, as amended. Each party agrees to take such steps as the other may reasonably require in order to complete such tax-deferred exchange, including accepting payment of all or a portion of the Purchase Price from a third party; provided that (i) neither party shall be obligated to delay the closing hereunder and (ii) neither party shall be obligated to execute any note, contract, deed or other document not otherwise expressly provided for in this Agreement providing for any personal liability, nor shall either party be obligated to take title to any property other than the property as otherwise contemplated in this Agreement or incur additional expense for the benefit of the other party. Each party shall indemnify and hold the other harmless against any liability that arises or is claimed to have arisen on account of any exchange proceeding which is initiated on behalf of the indemnifying party. In the event that Sellers elect to undertake a 1031 Exchange, any exchanger or similar agent (a “1031 Agent”) utilized by Sellers shall be required to provide such documents and other information as is reasonably requested by Buyer to allow Buyer to process customary “know your customer” checks on such 1031 Agent.
16.    Brokers. Sellers and Buyer each represents and warrants to the other that it has not retained or dealt with any broker entitled to a commission or other fee in connection with this transaction except for Broker, which is acting as Sellers’ agent. If the Closing occurs, Sellers will pay a commission to Broker in accordance with a separate agreement with Broker. Sellers and Buyer shall indemnify, defend (with counsel reasonably acceptable to the indemnified party) and hold the other party harmless against all claims (and any related liabilities) made by any person other than Broker alleging to have represented or assisted the indemnifying party and to thereby be owed a commission or fee in connection with the signing or consummation of this Agreement. The indemnity obligations under this Section 16 shall survive Closing or any termination of this Agreement.
17.    No Liens. Buyer may not record this Agreement or any memorandum of this Agreement against the title to the Property or in other public records. Buyer may not record a lien, notice of lis pendens or other instrument against the title to the Property except in connection with a timely‑ and properly‑filed specific performance action permitted under this Agreement, and Buyer waives any other right to do so at law or in equity. This Agreement is not, and does not convey, any interest in or lien against the Property.
18.    Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, SELLERS AND BUYER EACH IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON, OR IN RESPECT OF, ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE RELATIONSHIP OF BUYER AND SELLERS HEREUNDER OR ARISING OUT OF OR RELATING TO THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT.

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19.    Miscellaneous. This Agreement may be signed in counterparts and evidenced by facsimile, PDF format or similarly-imaged pages. Buyer and Sellers each acknowledge and agree that it has had an opportunity to receive the advice of such counsel and other advisors as it desires before entering into this Agreement. Time is of the essence of this Agreement. This Agreement shall be governed by and construed and interpreted in accordance with the laws of Delaware, without regard to its conflicts of laws principles. This Agreement contains the entire agreement between the parties hereto with respect to this transaction, supersedes any prior oral negotiations or agreements. Subject to Section 11, this Agreement is binding upon the parties hereto and their respective legal representatives, successors and permitted assigns. No amendment, modification or waiver of the provisions of this Agreement will be effective unless it is in writing and signed by the party against whom it is to be enforced. All decisions requiring the “approval” or “agreement” of any party hereto shall be made in writing the applicable party. If any part of this Agreement is held to be illegal, invalid or unenforceable, the remainder of this Agreement will be unaffected and continue in full force and effect. Sellers’ preparation of this Agreement and submission of this Agreement for the review or execution by any party is not an offer by Sellers to sell the Property, and this Agreement is not binding upon Sellers or Buyer until it has been signed by Sellers and Buyer. The section headings and other captions are for ease of reference only, and are not otherwise part of this Agreement. Any reference to a section of this Agreement includes its subsections and parts.
20.    Rules of Construction. In interpreting this Agreement, the following rules of construction shall be used.
20.1.    Construction. The rule of strict construction shall not apply to this Agreement. This Agreement shall not be interpreted in favor of or against either Buyer or Sellers merely because of their respective efforts in preparing it.
20.2.    Captions, Gender, Number, and Language of Inclusion. The article and section headings in this Agreement are for convenience of reference only and shall not define, limit or prescribe the scope or intent of any term of this Agreement. As used in this Agreement, the singular shall include the plural and vice versa, the masculine, feminine, and neuter adjectives shall include one another, and the following words and phrases shall have the following meanings: (a) “including” shall mean “including but not limited to”; (b) “terms” shall mean “terms, provisions, duties, covenants, conditions, representations, warranties, and indemnities”; (c) “any of the Property” or “any of the Property” shall mean “the Property or any part thereof or interest therein” or “the Property or any part thereof or interest therein”, as the case may be; (d) “rights” shall mean “rights, duties, and obligations”; (e) “liabilities” shall mean “liabilities, obligations, damages, fines, penalties, claims, demands, costs, losses, charges, liens, judgments, actions, causes of action, and expenses, including reasonable attorneys’ fees”; (f) “incurred by” shall mean “imposed upon or suffered or incurred or paid by or asserted against”; (g) “applicable law” shall mean “all applicable federal, state, county, municipal, local, or other laws, statutes, codes, ordinances, rules, and regulations”; (h) “about the Property” or “about the Property” shall mean “in, on, under, or about the Property” or “in, on, under, or about the Property”, as the case may be; (i) “operation” shall mean “use, non‑use, possession, occupancy,

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condition, operation, maintenance, or management”; and (j) “this transaction” shall mean “the purchase, sale, and related transactions contemplated by this Agreement”.
20.3.    Time Periods. Any reference in this Agreement to the time for performance of obligations or elapsed time shall mean consecutive days, months or years, as applicable. In the event the time for performance of any obligation hereunder expires on the day that is not a business day, the time for performance shall be extended to the next business day. A “business day” means any day that is not Saturday, Sunday or a federal or Delaware state holiday.
20.4    Joint and Several Liability. If more than one person is named as Seller hereunder, the obligations under this Agreement of all such persons named as Seller shall be joint and several.
21.    Escrow Provisions.
21.1.    Earnest Money. Title Company will hold and disburse the Earnest Money in accordance with the terms of this Agreement, unless otherwise directed by the mutual written direction of the parties.
21.2.    Duties of Title Company. The sole duties of Title Company will be those described herein, and Title Company will be under no obligation to determine whether the parties hereto are complying with any requirements of law or the terms of any other agreements among said parties. Title Company may conclusively rely upon and will be protected in acting upon any notice, consent, order or other document believed by it to be genuine and to have been signed or presented by the proper party or parties, consistent with reasonable due diligence on Title Company’s part. Title Company may consult the advice of counsel with respect to any issue concerning the interpretation of its duties hereunder. Title Company will have no duty or liability to verify any such notice, consent, order or other document, and its sole responsibility will be to act as expressly set forth in this Agreement. Title Company will be under no obligation to institute or defend any action, suit or proceeding in connection with this Agreement. If any dispute arises with respect to the disbursement of any money, Title Company may continue to hold the money, or commence an interpleader action in a court of competent jurisdiction and remit the money to that court.
22.    State-Specific Provisions.

22.1    California. Without limiting the choice of law provision set forth in Section 19, the following provisions shall apply to the extent that the laws of the State of California govern the interpretation or enforcement of this Agreement with respect to any Property located in such state, as determined by a court of competent jurisdiction:

22.1.1    The second grammatical paragraph of Section 12.2 is replaced with the following:

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THE PARTIES HAVE AGREED THAT SELLERS ACTUAL DAMAGES, IN THE EVENT OF A FAILURE TO CONSUMMATE THIS SALE WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE, AFTER NEGOTIATION AND ADVICE OF COUNSEL, THE PARTIES HAVE AGREED THAT, CONSIDERING ALL THE CIRCUMSTANCES EXISTING ON THE DATE OF THIS AGREEMENT, THE TOTAL AMOUNT OF THE EARNEST MONEY IS A REASONABLE ESTIMATE OF THE DAMAGES THAT SELLERS WOULD INCUR IN SUCH EVENT. THE PARTIES ACKNOWLEDGE THAT THE PAYMENT OF SUCH LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTIONS 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLERS, PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676 AND 1677. NOTHING IN THIS PARAGRAPH SHALL CONSTITUTE A WAIVER OF THE RIGHTS OF SELLERS TO RECOVER PREVAILING PARTY ATTORNEY FEES AND EXPENSES UNDER THIS AGREEMENT OR APPLICABLE LAW. BY PLACING THEIR INITIALS BELOW, EACH PARTY SPECIFICALLY CONFIRMS THE ACCURACY OF THE STATEMENTS MADE ABOVE AND THE FACT THAT EACH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED, AT THE TIME THIS AGREEMENT WAS MADE, THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION.

___________________        ______ ______ _____ _____
Buyer’s Initials            Each Seller’s Initials

22.2    Florida. Without limiting the choice of law provision set forth in Section 19, the following provisions shall apply to the extent that the laws of the State of Florida govern the interpretation or enforcement of this Agreement with respect to any Property located in such state, as determined by a court of competent jurisdiction:

22.2.1 Radon Gas Notice. The following radon gas notice is given pursuant to Section 404.056, Florida Statutes. RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county health department.

22.2.2 Attorneys' Fees. The provisions for payment of attorneys' fees set out in Section 12.5 expressly include all costs and reasonable attorneys’ fees incurred in connection with any dispute arising under or as a result of this Agreement by the prevailing party in court-ordered mediation, at trial, in all appellate proceedings, in bankruptcy and administrative proceedings and in any and all other proceedings to determine the reasonableness of such fees and costs. The provisions of this subsection shall expressly survive Closing or termination as provided under this Agreement.

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22.2.3 Commercial Real Estate Sales Commission Lien Act. The Florida Commercial Real Estate Sales Commission Lien Act provides that a broker has a lien upon any Seller's net proceeds from the sale of commercial real estate for any commission earned by the broker under a brokerage agreement. The lien upon any Seller's net proceeds is a lien upon personal property which attaches to such Seller's net proceeds and does not attach to any interest in the Property. This lien right cannot be waived before the commission is earned.

22.2.4 Special Assessment Liens Imposed by Public Body. The Property may be subject to unpaid special assessment liens imposed by a public body. A public body includes a Community Development District, Special Assessment District or Municipal Service Taxing Unit. Buyer will assume at Closing any outstanding capital assessment balances and special assessments due for the period of time from and after the Closing Date. Notwithstanding the foregoing, nothing contained in this Agreement shall in any way affect or diminish any tenant’s obligations under any applicable Lease to pay any capital assessment balances or special assessment liens levied against the Property.

A COMMUNITY DEVELOPMENT DISTRICT MAY IMPOSE AND LEVY TAXES OR ASSESSMENTS, OR BOTH TAXES AND ASSESSMENTS, ON THE PROPERTY. THESE TAXES AND ASSESSMENTS PAY THE CONSTRUCTION, OPERATION, AND MAINTENANCE COSTS OF CERTAIN PUBLIC FACILITIES AND SERVICES OF THE DISTRICT AND ARE SET ANNUALLY BY THE GOVERNING BOARD OF THE DISTRICT. THESE TAXES AND ASSESSMENTS ARE IN ADDITION TO COUNTY AND OTHER LOCAL GOVERNMENTAL TAXES AND ASSESSMENTS AND ALL OTHER TAXES AND ASSESSMENTS PROVIDED FOR BY LAW.

22.2.5 Flood Area Hazard Zone Disclosure. The Property may be located in a Special Flood Hazard Area. Flood insurance on structures may be required as a condition of financing. Buyer is advised to verify any such requirements within its due diligence period, if any.

22.2.6 Energy-Efficiency Rating Information. In accordance with Section 553.996, Florida Statutes, Buyer may have the energy-efficiency rating of the Property determined. Buyer acknowledges that it has received from Seller a copy of The Florida Building Energy Rating System Brochure as provided by the State of Florida Department of Community Affairs.

22.2.7 Property Tax Disclosure. Buyer should not rely on the Seller’s current property taxes as the amount of property taxes that the Buyer may be obligated to pay in the year subsequent to purchase. A change of ownership or property improvements triggers reassessments of the Property that could result in higher property taxes. If you have any questions concerning valuation, contact the local county property appraiser’s office for information.

22.2.9    Tax Liabilities. Associated Grocers of Florida, Inc. (“AGF”) shall pay all sales and use taxes under Florida Statutes Section 212.031, payable to the Florida

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Department of Revenue arising from the operation of the business on the portion of the Property located in Florida. If AGF fails to pay any such sales and use taxes, then Sellers shall indemnify, defend, and hold Buyer harmless from and against any and all losses, claims, damages and liabilities, including without limitation reasonable attorneys' fees and costs of defense, which may be incurred by Buyer in connection with Seller's obligations under this Section 22.2.9 and non-payment by a Seller of any taxes imposed upon such Seller in connection therewith.

22.3    Illinois. Without limiting the choice of law provision set forth in Section 19, the following provisions shall apply to the extent that the laws of the State of Illinois govern the interpretation or enforcement of this Agreement with respect to any Property located in such state, as determined by a court of competent jurisdiction.

22.3.1    Broker’s Invoice and Lien Waiver. The following is hereby added to Section 5.2: “An invoice and waiver of lien from Broker (as defined in Section 5.4.8).”

[Remainder of page intentionally left blank]

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SIGNATURE PAGE
TO
PURCHASE AGREEMENT
Sellers and Buyer executed this Agreement as of the Effective Date.

“Seller” SUPERVALU INC., a Delaware corporation By: __________________________________ Name: Its:	“Seller” UNIFIED GROCERS, INC., a California corporation By: __________________________________ Name: Its:
“Seller” SUPERVALU HOLDINGS, INC., a Missouri corporation By: __________________________________ Name: Its:	“Seller” ASSOCIATED GROCERS OF FLORIDA, INC., a Florida corporation By: __________________________________ Name: Its:

[SIGNATURES CONTINUE ON NEXT PAGE]

“Buyer”
CF GROCERY DISTRIBUTION PROPCO LLC,

a Delaware limited liability company

By: __________________________________
Name: _______________________________
Its:___________________________________

JOINDER BY TITLE COMPANY

FIRST AMERICAN TITLE INSURANCE COMPANY is executing this Agreement in its capacity as Title Company only, and by such execution is only agreeing to act strictly in accordance with the terms of this Agreement that govern the duties and obligations of Title Company, including being the designated party to comply with any reporting requirements specified in Section 6045 of the United States Internal Revenue Code (and any related regulations regarding such reporting obligations) in relation to this transaction.

FIRST AMERICAN TITLE INSURANCE COMPANY

By: ___________________________________
Name: _________________________________
Its: ___________________________________
Date: __________, 2018

EXHIBIT A-1
LIST OF PROPERTIES, SELLERS AND ALLOCATED INITIAL BASE RENT

PROPERTY	SELLER	INITIAL BASE RENT

A-1-1

EXHIBIT A-2
LEGAL DESCRIPTION OF THE PROPERTIES

A-2-1

EXHIBIT B
SELLER’S RETAINED PROPERTY

All owned or leased items of inventory, personal property, equipment and trade fixtures in the Premises, and whether or however attached to the Improvements, at any time during the Term that are necessary, incidental or convenient to the business from time to time conducted at the Premises, including, without limitation, all signs and other forms of business identification, furniture, totes, inventory, machinery, storage equipment, racking (wherever located), shelving, kitchen equipment and furnishings (including microwaves and unit, breakroom and non-walk-in refrigerators), televisions, work stations, portable or movable partitions, receptionist desks, millwork, credenzas, bulletin boards, computer installations (including computers, computer hardware, raised flooring, IDF and MDF cabinets, UPS and mini UPS equipment, security cameras and security systems, DVR’s and access control systems, freestanding supplemental air conditioning or cooling systems therefor), wireless network repeaters, two-way radio repeaters, VOIP telecommunications systems & equipment (desktop & conference phones, and main telecommuting network panel), chemical dispersion systems, specific isolation fencing, gates and security screening, miscellaneous material handling equipment (including cranes and hoists and trolly railing, balers, personnel safety caging, and scales), thermal technologies, leased (rather than owned) high speed freezer doors, safety and PPE closing equipment and tools (including refrigeration personal protection equipment and barrel drum transfer equipment), financial services equipment, safes, safe doors, bulletin boards, book shelves and file cabinets, generators, and all items of personal property whatsoever whether owned by Tenant or any of its subtenants, employees or invitees or otherwise.

“Tenant Property” shall not include the central HVAC or other building systems, public announcement system, fire and life safety communications systems including alarms, strobes and enunciators, water heaters, boilers, sinks, water closets, water basins, pipes, faucets or other plumbing fixtures, walk-in refrigerators or freezers, walls (other than demountable walls or partitions), doors, trim, floor and wall coverings, ceiling lights and tile, window shades and the like

B-1

EXHIBIT C
TENANT LEASES

C-1

EXHIBIT D-1
FORM OF DEEDS

D-1-1

EXHIBIT D-2
FORM OF LEASES

LEASE
THIS LEASE (this “Lease”) is entered into as of __________, 2018 (the “Effective Date”), by and between CF Grocery Distribution Propco LLC, a Delaware limited liability company (“Landlord”), and _____________________, a ________________ (“Tenant”).
RECITALS
A.    Contemporaneously with the execution of this Lease, Tenant is conveying the Premises (as defined below) to Landlord.
B.    Tenant desires to lease the Premises from Landlord, and Landlord desires to lease the Premises to Tenant, subject to and upon the terms of this Lease.
C.    Pursuant to the terms of the Guaranty, no modification or amendment of this Lease shall be entered into if it increases the Base Rent or the Term or materially increases any other obligation of Tenant hereunder, unless consented to in writing by Guarantor.
ACCORDINGLY, Landlord and Tenant hereby agree as follows:
1.    Definitions. The following terms shall have the meanings set forth in this Section 1:
Alteration. Construction, reconstruction, replacement, repairs, renewals, alterations, changes, additions, improvements and demolitions of or to the Improvements and all excavations at any time made or to be made in, or on about the Land.
Base Rent. The Base Rent as provided for in Section 3.1 of this Lease.
Commencement Date. The date of commencement of the Term hereof, which shall be the Effective Date.
Event of Default. As defined in Section 14.1 of this Lease.
Extension Term. As defined in Section 2.3.
First Offer Right. Tenant’s first offer right to purchase the Premises in accordance with Section 22.
Governmental Authorities. All federal, state, county, municipal and local governments, and all departments, commissions, boards, bureaus and officers thereof, having or claiming jurisdiction over the Premises or Tenant’s use thereof.
Guarantor. SUPERVALU INC., a Delaware corporation, or any substitute guarantor under the Guaranty.

Guaranty. The Guaranty dated as of the Effective Date from Guarantor to Landlord with respect to this Lease, or any substitute guaranty provided pursuant to the terms and conditions thereof.
Hazardous Materials. All (a) petroleum or any fraction of petroleum or petroleum product, natural gas, synthetic gas, asbestos in any form, urea formaldehyde and polychlorinated biphenyls, (b) any toxic, infectious, reactive, corrosive, ignitable or flammable chemical or chemical compound, and (c) any chemicals, materials or substances which are included in the definitions of “hazardous substances”, “hazardous wastes”, “hazardous materials”, “toxic substances” or words of similar import in Legal Requirements.
Improvements. The building, fixtures and other improvements located on the Land, together with all alterations and additions thereto and replacement thereof, including by reason of Restoration, but excluding all Tenant Property.
Initial Term. The initial term of this Lease as provided in Section 2.2.
Insurance Requirements. All terms of any insurance policy required to be maintained by Tenant pursuant to Section 9.
Interest Rate. The simple per annum interest rate equal to the lesser of (a) the prime rate, plus two and one-half percent (2.5%) and (b) the maximum lawful rate of interest. As used herein, the “prime rate” means the rate of interest published from time to time as the “Prime Rate” in the Wall Street Journal under the heading Money Rates; provided, however, that (y) if more than one such rate is published therein the prime rate shall be the highest such rate and (z) if such rate is no longer published in the Wall Street Journal or is otherwise unavailable, the prime rate shall be a substantially comparable index of short term loan interest rates charged by banks to corporate borrowers selected by Landlord and approved by Tenant, such approval not to be unreasonably withheld.
Land. The land located in ____________ County, ________________ as legally described on Exhibit A and depicted on the Site Plan, together with all easements, appurtenances and hereditaments pertaining thereto.
Lease Year. A period of twelve (12) consecutive months of the Term commencing on the Commencement Date or an anniversary of the Commencement Date and ending on the day prior to the next-succeeding anniversary of the Commencement Date
Legal Requirements. All laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, directions and requirements of all Governmental Authorities which now or at any time hereafter may be applicable to or required in connection with the Premises or any part thereof, or any use or condition of the Premises or any part thereof.

Market Base Rent. The annual Base Rent that the Premises would be expected to be leased for, for a five (5) year renewal term commencing on the first (1st) day of the applicable Extension Term, in its then-existing condition, in an arm's-length triple-net lease transaction between a willing lessor and a willing lessee for comparable leased premises in the ________ market existing at the time such Base Rent is established, and considering all relevant factors including the credit of the Tenant, the presence or absence of any incentives then being offered (including remodeling allowances, moving allowances, commissions, free rent, rent abatements and other concessions) for comparable leased premises, payment of operating expenses, taxes and other property expenses, and other escalation bench marks which affect rent, and the age, quality, size, location, area, and nature of the Improvements.
Mortgage. Any mortgage or deed of trust encumbers the Premises and any replacements, renewals, amendments, modifications, extensions or refinancings thereof.
Permitted Exceptions. The matters described on Exhibit E, together with any matters affecting title to the Premises which are consented to by Tenant pursuant to Section 21.
Phase I. That certain Phase I Environmental Site Assessment dated _______________ prepared by ____________ as project no. __________ for _______________.
Premises. The Land and the Improvements, collectively.
Restore or Restoration. The repair, restoration or rebuilding of the Premises or any part thereof, following any Taking, damage to or destruction of the same by fire or other casualty or cause, as nearly as possible to its size, type and character immediately prior to such Taking, damage or destruction, in accordance with all Legal Requirements and Insurance Requirements, with such Alterations as may be determined by Tenant, together with any temporary repairs and property protection pending completion of the work, provided that if Tenant desires to make additional Alterations as provided hereunder, then Tenant shall be entitled to do so at its election, subject to obtaining Landlord’s prior consent, if required pursuant to Section 8.2.
Site Plan. The site plan attached hereto Exhibit B.
Taking. A taking of all or any part of the Premises, or any interest therein or right accruing thereto, including any right of access thereto existing on the date of this Lease, as the result of or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain. The Taking shall be deemed to occur on the date on which the condemning authority takes possession.

Taxes. All real estate taxes, general and special assessments, water rates and charges, sewer rates and charges, including any sum or sums payable for present or future sewer or water capacity, charges for public utilities, street lighting, excise levies, licenses, permits, inspection fees, other governmental charges, and all other charges or burdens of whatsoever kind and nature incurred in the use, occupancy, ownership, operation, leasing or possession of the Premises, including any substitution, in whole or in part, therefor, due to a future change in the method of taxation, including any increase in any of the foregoing resulting from any sale, exchange, mortgage, encumbrance or other disposition by Landlord, and all transfer taxes imposed in connection with this Lease, and any and all transfer taxes assessed against or allocable or attributable to any of the Premises and accruing during or prior to the Term; provided, however, “Taxes” shall not include, and Tenant shall not be required to pay or reimburse Landlord for, (a) any income, profit, inheritance, estate, succession, gift, franchise or transfer taxes, (b) any tax, assessment, charge or levy imposed or levied upon or assessed against any property of Landlord (other than the Premises or any income to or accruing from the Premises) or business activity of Landlord not in connection with the Premises, or (c) any transfer taxes arising from or in connection with any sale or transfer by Landlord of the Premises or any assignment or hypothecation of Landlord’s interest under this Lease.
Tenant Property. All personal property, trade fixtures and other special equipment and machinery described on Exhibit D, and all additions, alterations and replacements thereof.
Term. The Initial Term and all Extension terms resulting from Tenant’s exercise of the extension options granted under Section 2.3.
Unavoidable Delays. Acts of God, casualties, war, civil commotion, embargo, riots, strikes, unavailability of materials (but not unavailability of funds) and any other events which are not within the reasonable control of the party in question to prevent, control or correct.
[UST(s). Any underground storage tank or tanks now or hereafter located on the Premises that were installed by or for Tenant or are otherwise used by Tenant in the conduct of its business on the Premises.]

2.    Demise of Premises; Term.
2.1.    Demise. Landlord does hereby demise and lease to Tenant, and Tenant does hereby take and hire, the Premises, upon and subject to the terms of this Lease.
2.2.    Demise; Initial Term. The Initial Term of this Lease shall commence on the Commencement Date and end on the day prior to the twentieth (20th) anniversary of the Commencement Date, subject to extension as provided in Section 2.3.

2.3.    Extension. Tenant is hereby granted the options to extend the Term of this Lease for five (5) additional periods of five (5) years each (each, an “Extension Term”), upon the same terms as applicable during the initial Term. Tenant’s option to extend the Term shall be exercised by giving Landlord notice thereof not less than twelve (12) months, nor more than fifteen (15) months, prior to the expiration of the initial Term or the then current Extension Term, as applicable, and, as of the date Tenant delivers such notice to Landlord, and as of the commencement of date of such Extension Term, there shall be no existing monetary Event of Default under this Lease. The Extension Terms shall constitute extensions of the Term hereof, so that this Lease and each and every covenant, agreement and provision thereof shall be and remain in full force and effect during the Term as extended and with the same force and effect as if the Term of this Lease were originally for such extended period. Failure by Tenant to exercise an Extension Term shall constitute a waiver by Tenant of all subsequent Extension Terms.
3.    Rent.
3.1.    Base Rent. Commencing as of the Commencement Date and continuing thereafter throughout the Term, Tenant covenants and agrees to pay to Landlord, without demand, setoff or abatement except as provided in this Lease, the Base Rent in the amounts set forth on Exhibit C, payable in equal installments of 1/12th of the Base Rent in advance on the first day of each calendar month included in the Term, and at that rate prorated (based on the actual number of days in such month) and payable in advance for any portion of a calendar month at the commencement or the end of such period. In the event of an early termination of this Lease for any cause other than an Event of Default, any Base Rent paid in advance shall be prorated (based on the actual number of days in such month) as of the date of such termination with the portion properly allocated to the period following termination refunded to Tenant upon such termination. All Base Rent shall be paid by Tenant to Landlord at the address of Landlord set forth in Section 27, or to such other address as Landlord may direct by notice to Tenant.
3.2.    Delinquent Rent Payments. If Tenant does not pay any installment of Base Rent or any other payment due under this Lease within ten (10) business days after written notice from Landlord to Tenant stating that the same is past due and owing, Tenant will pay Landlord interest on any delinquent payment calculated at the Interest Rate from the date when the payment is due through the date the payment is made. Landlord's right to receive such interest and the Late Fee (as hereinafter defined) for the delinquency is in addition to all of Landlord's rights and remedies under this Lease, at law or in equity. Interest shall begin to accrue on the date that Tenant fails to pay such amounts when due. In addition, if Landlord delivers written notice of default to Tenant with respect to more than two (2) failures by Tenant to pay when due any installment of Base Rent or any other payment due under this Lease in any twelve (12) month period, then for any additional failure by Tenant to pay any installment of Base Rent or any other payment when due under this Lease in such twelve (12) month period, Tenant shall pay a late fee equal to two percent (2%) of each such delinquent payment (the “Late Fee”), which shall be due and payable to Landlord immediately after demand therefor.

3.3.    Net Lease. It is the purpose and intent of Landlord and Tenant that the Base Rent shall be net to Landlord and that Tenant shall pay the Base Rent and other amounts payable by Tenant under this Lease without notice or demand and without abatement, deduction or setoff, except as otherwise provided in this Lease. Without limiting the generality of the foregoing, Tenant shall be responsible for all Taxes (including penalties and interest thereon), insurance premiums, all charges for the use at the Premises of water, sewer, electricity, heating, air conditioning and all other utilities, the cost of all repairs, maintenance, Alterations, and Restoration, the cost of compliance with all Legal Requirements, amounts payable under any Permitted Exceptions, and all other costs and expenses and obligations of every kind and nature whatsoever relating to the Premises, including, but not limited to, all costs, expenses and obligations relating to USTs, in each instance whether foreseen or unforeseen, ordinary or extraordinary[[*, including, but not limited to, as set forth in Section 18.3 and Section 23 of this Lease*]]. All of the obligations of Tenant hereunder shall be independent of the obligations of Landlord.

3.4    Determination of Market Base Rent. If Tenant properly exercises its option to extend the Term for an Extension Term pursuant to Section 2.3, Landlord shall notify Tenant of Landlord's determination of the Market Base Rent for the Renewal Term within thirty (30) days thereafter. Landlord and Tenant shall then attempt to agree as to the Market Base Rent within thirty (30) days after such notice from Landlord. If Landlord and Tenant do not agree as to the Market Base Rent by such date, Tenant's exercise of the option to extend shall be null and void unless, within ten (10) days after the expiration of such thirty (30) day period, Tenant notifies Landlord that the Market Base Rent shall be determined by arbitration, in accordance with the following provisions of this Section 3.4. Tenant’s notice demanding arbitration shall also specify the name, address and professional qualifications of the person designated to act as appraiser on its behalf. Within ten (10) days after receipt or deemed receipt of such notice delivered pursuant to Section 27, Landlord shall notify Tenant of the name, address and professional qualifications of the person designated to act as appraiser on Landlord's behalf. Within ten (10) days after selection of the second appraiser, the two (2) appraisers shall select an arbitrator. The appraisers and the arbitrator shall be MAI members of the Appraisal Institute with not less than ten (10) years of experience in the appraisal of improved office building real estate in the ____________ area, be devoting substantially all of their time to professional appraisal work at the time of appointment, and be in all respects impartial and disinterested. Each appraiser shall give its determination of Market Base Rent within a period of thirty (30) days after the appointment of the arbitrator. If the appraisers do not agree on Market Base Rent, then the arbitrator shall determine Market Base Rent by selecting the Market Base Rent proposed by one of the two appraisers. Any determination by the arbitrator shall be made no later than thirty (30) days following delivery of each appraisal and shall be final, binding and conclusive upon Landlord and Tenant. Each party shall pay the fees and expenses of the appraiser appointed by or on behalf of such party and the fees and expenses of the arbitrator shall be borne equally by both parties. If the party receiving a request for arbitration fails to appoint its appraiser within the time specified above, or if the two (2) appraisers so selected cannot agree on the selection of the arbitrator within the time above specified, then either party, upon not less than ten (10) days' prior notice to the other party, may request such appointment of such second appraiser or the arbitrator, as the case may be, by application to any judge of the district court of the county where the Premises is located.
3.5    Additional Payments by Tenant. Any amounts due and payable by Tenant to Landlord under this Lease (other than Base Rent) shall be due and payable within thirty (30) days after written demand therefor from Landlord to Tenant, which demand shall include reasonable substantiation of the amounts deemed to be due and payable.
4.    Taxes.

4.1.    Taxes. Tenant shall pay directly to the applicable Governmental Authority all Taxes on the Premises due and payable during the Term before any fine, penalty, interest or cost may be added thereto for the nonpayment thereof; provided, however, that (a) if, by law, any Tax may be paid in installments Tenant shall be obligated only to pay such installments as may become due during the Term, and (b) any Tax due and payable, including any installments thereof, in the year of commencement or in the final year of the Term shall be prorated for any period before or after the Term. Tenant shall have no obligation to make monthly or other escrow deposits with respect to Taxes. If any Tax is payable in part with respect to the Premises and in part with respect to other land or other improvements, such Tax shall be apportioned on a square foot basis, as to Taxes allocable to land, and on the basis of the value of the improvements in question as determined by the taxing authority, as to Taxes allocable to improvements. Landlord shall cause the applicable taxing authorities to furnish each Tax bill directly to Tenant. Upon Landlord’s request, Tenant shall furnish to Landlord official receipts of the appropriate taxing authority, or other appropriate proof, evidencing the payment of Taxes from time to time. If Tenant fails to pay to the appropriate party all Taxes when due hereunder, then Tenant shall, without limiting any other remedies available to Landlord, reimburse Landlord for any and all penalties or interest, or portion of such Taxes, paid or incurred by Landlord as a result of such nonpayment or late payment by Tenant. Without limitation of the foregoing, Tenant shall pay to Landlord, no later than the last day of the Term, an amount sufficient to pay unpaid Taxes and other accrued liabilities of Tenant that will encumber the Premises after the end of the Term, to the extent that Taxes and such other liabilities have accrued and will accrue through the end of the Term.

4.2.    Contests. Tenant shall have the right, provided that there is no monetary Event of Default occurring at the time Tenant wishes to exercise such right, in its sole discretion and at its expense to contest the amount or validity, in whole or in part, of any Taxes by appropriate proceedings diligently conducted in good faith; provided, however, that Tenant delivers to Landlord prior written notice of any such proceeding by Tenant, and that Tenant has paid timely (and continues to pay timely) all Taxes as provided in this Lease to the extent required by applicable Legal Requirements.. Upon the termination of any such proceedings, Tenant shall pay the amount of such Taxes or part thereof, if any, as finally determined in such proceedings, the payment of which may have been deferred during the prosecution of such proceedings (if permitted under the immediately preceding sentence), together with any costs, fees, including attorney's fees, interest, penalties, fines and other liability in connection therewith. Tenant shall be entitled to the refund of any Taxes, penalty, fine and interest thereon to the extent allocable to the Term. Landlord shall join in (at no cost to Landlord) any proceedings referred to in this Section 4.2 to the extent the provisions of any law, rule or regulation at the time in effect shall require that such proceedings be brought by or in the name of Landlord. Landlord shall not contest any Taxes payable within the Term without Tenant's prior written consent which consent may be withheld in Tenant's sole and absolute discretion, provided that such consent shall not be unreasonably withheld during the last twelve (12) months of the Term if Tenant has not exercised its option to extend for the next Extension Term. If Landlord elects to contest any Taxes payable within the Term (and Tenant consents to such contest), (a) such contest shall be at Landlord's sole expense (provided that if the amount of Taxes payable by Tenant are reduced by reason of Landlord's contest, Tenant shall reimburse Landlord for the reasonable costs incurred by Landlord in such contest to the extent of the reduction in Taxes from time to time received by Tenant), and (b) Landlord shall be solely responsible and shall pay when due any increase in Taxes resulting from such contest.
5.    Use.
5.1.    Permitted Use. Tenant may use and occupy the Premises for any lawful business purpose (including at Tenant’s option for food processing, warehousing and storage purposes), in compliance with all Legal Requirements and Insurance Requirements. Tenant will obtain and maintain all permits and approvals required under Legal Requirements for Tenant's specific use of the Premises. Tenant shall have the exclusive right of access to and use of the Premises at all times during the Term.
5.2    No Operating Covenant. Nothing in this Lease shall be deemed to impose upon Tenant, either directly or indirectly, constructively or implicitly, any obligation to open for business, or remain open or operate at the Premises or any portion thereof at any time, in accordance with any operating schedule, or in any manner whatsoever. Nothing in this Section 5.2 shall be deemed to relieve Tenant from complying with all of the other terms and conditions of this Lease. The methods and manner of Tenant’s operation of the Premises, if any, shall be determined by Tenant in its sole and absolute discretion.

5.3.    Acceptance of Premises. Tenant acknowledges that neither Landlord nor any agent, contractor or employee of Landlord has made any representation or warranty of any kind with respect to the Premises, the Improvements or the Land, including any representation or warranty of suitability or fitness of the Premises for any particular purpose, and that Tenant is leasing and accepting the Premises “AS IS”, “WHERE IS”, AND “WITH ALL FAULTS” on the Commencement Date. Without limiting the generality of the provisions of this Section 5.3, Tenant acknowledges and agrees that, except as otherwise expressly provided in this Lease, Landlord makes, and will make, no express or implied warranty as to (a) matters of title, (b) zoning, (c) tax consequences, (d) physical or environmental condition (including Legal Requirements pertaining to the use, handling, generation, treatment, storage or disposal of any Hazardous Materials, (e) valuation, (f) Legal Requirements, governmental approvals, governmental regulations, entitlement status or any other matter or thing relating to or affecting the Premises, (g) the use, income potential, expenses, occupancy status, operation or characteristics of the Premises or any portion of the property, including warranties of suitability, habitability, merchantability, design or fitness for any specific purpose or for a particular purpose, or good or workmanlike construction, (h) the nature, manner, construction, condition, state of repair or lack of repair of any of the Improvements, on or under the surface, whether or not latent, obvious, visible or apparent, (i) the nature or quality of construction, structural design or engineering of the Premises, (j) the soil conditions, drainage, flooding geotechnical and seismic characteristics, access, utilities or other conditions existing in, on or under the Premises, (k) the presence or existence of mold or other organisms, lead based paint or water penetration in or about the Improvements, or (l) any other state of facts that exists with respect to any of the Premises.
5.4.    Signs. Subject to applicable Legal Requirements, Tenant shall have the exclusive right to install and maintain such signage on or about the Improvements and the Land as Tenant shall desire from time to time (including any monument or other on-Premises signage). [During the Term, Tenant shall further have the right to install, maintain and replace identification signage in the locations and on the sign structure(s) shown on the Exhibit __, and Tenant shall be responsible for maintaining its identification panels in good order and repair at its sole cost and expense.]
5.5.    Parking; Roads. Tenant shall have the exclusive right to use the parking spaces and roadways upon the Premises. [During the Term, Tenant and its agents, contractors, servants, employees, licensees and invitees shall further have the non-exclusive right to use the “Access Drives” shown on the Site Plan for vehicular and pedestrian access purposes.]

6.    Utilities and Services. During the Term, Tenant will secure and manage, or may retain a property manager to manage, the Premises and all of the services Tenant deems necessary for the use and operation of the Premises, including services for janitorial, electrical, heating, ventilation and air conditioning, water, and security. Except to the extent arising as a result of the grossly negligent acts or willful misconduct of Landlord or any of its agents, contractors, servants, employees, licensees or invitees, no interruption in, or temporary stoppage of, any of the services this Section 6 describes is to be deemed an eviction or disturbance of Tenant's use and possession of the Premises, nor does any interruption or stoppage relieve Tenant from any obligation this Lease describes, render Landlord liable for damages or entitle Tenant to any abatement of Base Rent. Tenant has the exclusive right and discretion to select the provider of any service to the Premises.
7.    Repairs and Maintenance.
7.1    General. Throughout the Term, Tenant, at its sole cost and expense (except as otherwise provided in this Section 7), shall take good care of the Premises, and shall at all times keep the same in good order, repair and condition consistent with that existing on Effective Date, ordinary wear and tear excepted, and make all necessary repairs thereto, interior and exterior, structural and non-structural (including any roof on any buildings)[[*, including to the USTs as more specifically set forth in Section 23 hereof,*]] and shall take such reasonable actions necessary for the preservation and safety of the Premises. The necessity for and adequacy of the repairs to the Premises made or required to be made pursuant to this Section 7 shall be measured by the requirements of buildings of similar construction and age containing similar facilities which are managed and operated in accordance with Tenant’s normal practices. All repairs by Tenant shall be made in accordance with the provisions of Section 8 and other applicable provisions of this Lease, and effected by Tenant with due diligence and in a workmanlike manner and in compliance with all Insurance Requirements and Legal Requirements. Landlord shall have no duty whatsoever to maintain, replace, upgrade, or repair any portion of the Premises, including any structural items, roof or roofing materials.

7.2    Certain Capital Repairs. If during the last three (3) years of the Term, (a) Tenant determines that any element of the Improvements (including the exterior, roof, load-bearing walls or other structural portions of the Improvements, electrical, utility, HVAC, transportation or other building systems, or parking, drive or other access areas) needs to be materially repaired or replaced (as opposed to operation or routine maintenance), or (b) any alteration or improvement to the Premises is required under any Legal Requirements or Insurance Requirements first-becoming effective after the Effective Date (other than any required as a result of Tenant’s specific use of the Premises), then Tenant may notify Landlord of such determination or requirements, together with Tenant’s reasonable estimate of the costs and expenses of performing such repair, replacement alteration or improvement. If within twenty (20) days after such notice from Tenant, Landlord approves such repair, replacement alteration or improvement, then (x) Tenant shall perform the same in accordance with the requirements of this Lease, (y) the costs and expenses thereof reasonably incurred by Tenant shall be amortized, together with interest at the Interest Rate, over the reasonably anticipated remaining useful life of the element of the Improvements with respect to which the applicable repair, replacement alteration or improvement item was performed, and (z) within thirty (30) days after Tenant notifies Landlord of completion thereof (which notice shall be accompanied by reasonable substantiation of such costs and expenses), Landlord shall reimburse Tenant for such amortized amounts allocable to periods after the scheduled expiration of the Term (such amounts, collectively, the “Landlord Amortization Amount”); provided, however, if following such reimbursement by Landlord, Tenant exercises an option to extend the Term for an Extension Term, then Tenant shall repay to Landlord the portion of the Landlord Amortization Amount that is allocable to such Extension Term. If Landlord does not so approve such repair, replacement alteration or improvement, then Tenant shall be released from any obligations to perform such repair or replacement under this Section 7 or any of the other terms and conditions of the Lease.
7.3    Immediate Repairs. In addition to all of Tenant’s other obligations under this Lease, Tenant hereby agrees to complete the repairs listed on Exhibit H attached hereto and made a part hereof (the “Immediate Repairs”). Subject to Unavoidable Delay, Tenant shall use commercially reasonable efforts to complete the Immediate Repairs no later than ninety (90) days after the Effective Date, and upon completion of such Immediate Repairs, Tenant shall provide Landlord documentation reasonably necessary to evidence the completion thereof.

8.    Alterations.

8.1.    General. Tenant shall have the right from time to time during the Term to make Alterations in or to the Improvements, subject in all cases to the further provisions of this Section 8 and to all other applicable provisions of this Lease[[*, including, but not limited to Section 23, which shall govern the replacement of any UST.*]] All Alterations shall be made and completed in a good and workmanlike manner, in accordance with all Legal Requirements and Insurance Requirements, and at Tenant’s cost and expense. Before any Alterations are begun, Tenant shall procure, at its expense, all necessary licenses, permits, approvals and authorizations from all Governmental Authorities and shall, on demand, deliver photocopies thereof to Landlord. Upon Tenant’s request, Landlord shall join in the application for such licenses, permits, approvals and authorizations whenever such action is necessary, at no cost to Landlord. Notwithstanding anything to the contrary contained herein, Tenant shall not be permitted to install any underground storage tank during the Term without Landlord’s prior written consent, which Landlord may grant or withhold in its sole and absolute discretion, and any above ground storage tanks installed during the Term shall include secondary containment sufficient to prevent spills, overfills or tank ruptures from causing a Hazardous Materials release.
8.2.    Consent Required. Notwithstanding Section 8.1, no Alteration shall be made without Landlord’s prior consent if the proposed Alteration would (i) materially or adversely affect the structural integrity, (ii) decrease the value of the Improvements or (iii) would cost in excess of Five Million and 00/100 Dollars ($5,000,000.00).
8.3.    Landlord Approval. Any consent or approval required from Landlord under this Section 8 shall not be unreasonably withheld, conditioned or delayed. If Landlord does not respond to Tenant’s request for consent within fifteen (15) days after Tenant’s request, then Tenant shall send Landlord a second request for consent, and on such request there shall be included the following language in large, bold font: “SECOND REQUEST FOR CONSENT TO ALTERATIONS, FAILURE TO RESPOND WILL BE DEEMED CONSENT UNDER THE TERMS OF THE LEASE BETWEEN YOU AND TENANT”. If Landlord fails to respond to Tenant’s second request for consent, provided in accordance with this Section 8.3, within five (5) business days after Landlord’s receipt or deemed receipt of such second request delivered pursuant to Section 27, then Landlord’s consent shall be deemed given upon the expiration of such second five (5) business day period.
8.4.    Plans and Specifications. Any Alteration for which Landlord’s consent is required under Section 8.2 shall be made (a) under the supervision of an architect or engineer selected by Tenant and approved by Landlord, (b) in accordance with detailed plans and specifications prepared by such architect or engineer, and (c) pursuant to a contract therefor approved by Landlord between Tenant and a general contractor engaged by Tenant and approved by Landlord in its reasonable discretion, which contract incorporates such plans and specifications. Copies of all such plans and specifications shall be delivered by Tenant to Landlord, and shall be subject to Landlord’s prior approval.

8.5.    Liens. Tenant will keep the Premises free from any mechanics', materialmen's, designers' or other liens arising out of any work performed, materials furnished or obligations incurred by or for Tenant or any person or entity claiming by, through or under Tenant. If any such liens are filed, Tenant at its option may contest the validity of any lien or claim of lien, provided that within sixty (60) days after such filing (or sooner if such lien is impeding any sale or financing of the Premises), Tenant shall release the same of record or provide Landlord with a bond or other security satisfactory to Landlord protecting Landlord and the Premises against such liens.
8.6.    No Landlord Alterations. Landlord will not make any Alterations to the Premises without Tenant’s prior written consent, which consent may be granted or withheld in Tenant’s sole discretion.
9.    Insurance.
9.1.    Property Insurance. Tenant, at its expense, shall procure and maintain or cause to be procured and maintained during the Term an “all-risk” or “Special” peril form policy of property insurance insuring the Improvements for their actual full replacement cost under an agreed amount form, exclusive of non-building improvements, excavations, footings and foundation below the lowest floor level. The property insurance shall be endorsed to include coverage for the perils of Flood, Earthquake, Sinkhole, Windstorm, Terrorism, Ordinance or Law and Boiler & Machinery. Tenant shall also maintain Business Interruption Insurance. Such insurance shall name Landlord (and any first mortgagee designated by Landlord) and Tenant as insureds as their interest may appear. Whenever appropriate, while any Alterations are in the course of being made, said insurance shall be carried or caused to be carried by Tenant in builder’s risk form unless equivalent coverage is provided under “All Risk or Special Peril” property policy written on a full replacement cost basis. Such property insurance will include Landlord’s lender as mortgagee and loss payee.
9.2.    Liability Insurance. Tenant, at its cost, shall procure and maintain or cause to be procured and maintained during the Term the following liability insurance, in any combination of one or more of the following and having policy amounts not less than the following:
(a)    Commercial general liability insurance against claims for bodily injury, death or property damage, occurring on, in or about the Premises in the amount of $1,000,000 per occurrence and an aggregate of $2,000,000;
(b)    Automobile Liability in the amount of $2,000,000 per accident; and
(c)    Umbrella Liability in the amount of $10,000,000 per occurrence and an aggregate of $10,000,000.

Landlord, together with Landlord’s Affiliates and parent entities, and any first mortgagee designated by Landlord, shall be named as additional insureds with respect to the Commercial General Liability policy referred to in Section 9.2(a).
9.3.    [[*Storage Tank Liability Insurance. Throughout the term of this Lease, Tenant shall maintain Storage Tank Third Party Liability, Corrective Action and Cleanup insurance with limits of not less than $1,000,00 each incident, and $2,000,000 aggregate per policy period. Coverage shall apply to both pre-existing and new conditions with no retro dates later than the retro dates in Tenant’s existing policies. If Tenant’s existing policy provides claims-made coverage, an extended reporting period will be provided for two years following the termination of the policy, provided that such extended reporting period coverage is available in the market place and Tenant does not simultaneously obtain a new policy complying with this section.*]]
9.4    Policy Requirements. All insurance policies provided for in this Section 9 shall be issued by insurance companies rated at least A-/VII by A.M. Best Insurance Service and licensed to do business in the state where the Premises is located. Any insurance required under this Section 9 may be carried on a blanket policy basis, under a separate policy therefor, or under any combination of self-insurance (subject to Section 9.7), primary insurance and umbrella insurance carried by Tenant. Tenant may maintain commercially reasonable deductibles and self-insured retentions for any insurance required under this Section 9; provided, however, Landlord has reviewed and acknowledges and agrees that the deductibles and self-insured retentions held by Tenant as of the Effective Date are commercially reasonable.
9.5.    Evidence of Insurance. Tenant shall provide to Landlord a certificate or certificates of insurance or such other commercially reasonable form of evidence of insurance from the issuing insurance companies demonstrating that the policies required to be carried by Tenant are in full force and effect, in a form reasonably acceptable to Landlord and Landlord’s lenders. Tenant shall provide Landlord with not less than thirty (30) days’ prior notice of any cancellation of any insurance required under this Section 9.
9.6.    Tenant's Failure to Insure. Notwithstanding any contrary language in this Lease and any notice and cure rights this Lease provides Tenant, if Tenant fails to provide Landlord with evidence of insurance as required under Section 9.5 or notice of self-insurance as provided in Section 9.7, and such failure continues for more than ten (10) business days after notice from Landlord, Landlord may, but is not obligated to, obtain such insurance for Landlord's benefit. In such event, Tenant will reimburse Landlord for all reasonable costs and expenses that Landlord incurs obtaining such insurance.

9.7.     Self-Insurance. Notwithstanding the foregoing provisions of this Section 9, Tenant shall have the right, at its sole election, to self-insure with respect to the insurance coverages required to be maintained by Tenant under this Lease, provided the same does not thereby decrease the coverage requirements set forth in this lease, provided that Tenant shall have such right only as long as it maintains a credit rating of BBB-/Baa3 or higher and provides Landlord written notice of such self-insurance together with reasonably satisfactory evidence establishing that Tenant has such credit rating. Any self-insurance shall be deemed to contain all of the coverage terms and conditions as required in Section 9. Tenant agrees to provide Landlord a statement of self-insurance in the event Tenant elects to self-insure pursuant to this Section 9.7. Tenant agrees to defend, indemnify and hold harmless Landlord from and against any liabilities that would have been covered by the insurance policy replaced by self-insurance. In the event Tenant self-insures pursuant to this Section 9.7, Tenant shall only be liable under this Section 9.7 for losses that would have been covered by the policies of insurance required by this Section 9 if they had been issued by a third-party insurer. With respect to any claims which may result from incidents occurring during the Term, such self-insurance obligation shall survive the expiration or earlier termination of this Lease to the same extent as the insurance would have survived.
10.    Indemnification; Waiver of Claims.
10.1.    Indemnification. Tenant shall defend (with counsel selected by Tenant and reasonably approved by Landlord), indemnify and save Landlord harmless from and against all third-party liabilities which may be imposed upon or incurred or paid by or asserted against Landlord, the Premises or any interest therein by reason of or in connection with (a) any Alterations and anything done in, on or about the Premises or any part thereof in connection therewith, (b) the use, occupancy, condition, operation, maintenance or management of the Premises, (c) any negligence or intentional misconduct on the part of Tenant or any of its agents, contractors, servants, employees, licensees or invitees, (d) any accident, injury, death or damage to any person or property occurring in or on the Premises during the Term, (e) whether heretofore now existing or hereafter arising out of or in any way related to or resulting directly or indirectly from the presence or release at, on, under, to or from the Premises of Hazardous Materials, and (f) any failure of Tenant to comply with Legal Requirements. Notwithstanding anything to the contrary in this Lease, Tenant shall not be required to indemnify Landlord to the extent any such liabilities are directly attributable to Landlord’s gross negligence or willful misconduct.
10.2.    Landlord Not Liable. Except to the extent arising as a direct result of the grossly negligent acts or willful misconduct of Landlord or any of its agents, contractors, servants or employees, Landlord shall not be responsible or liable to Tenant for any loss or damage occasioned by or through or arising from (a) the acts or omissions of persons other than Landlord occupying premises adjacent to the Premises, or transacting any business in the area of the Premises, or (b) burst, stopped or leaking water, gas or sewer pipes or any failure of, or defect in, any electric line, circuit or facility, or (c) any condition of the Premises.

10.3.    Release. Notwithstanding any other provision of the Lease, Landlord and Tenant each hereby release the other (and each party for which such other may be responsible) from any and all liability or responsibility (to the other or anyone claiming by, through or under them by way of subrogation or otherwise) for any loss or damage to property that is coverable or would have been coverable by the insurance described in Section 9.1 even if such damage is caused by the negligence or other fault of the party so released or any party for which it may be responsible. Each party shall require their insurance companies providing insurance required to be provided by such party under this Lease to include an endorsement waiving their rights of subrogation against the other party.
11.    Casualty.
11.1.    Notice; Restoration. In case of any material damage to or destruction of the Premises or any part thereof, Tenant shall give notice thereof to Landlord and unless this Lease is terminated pursuant to Section 11.4, Tenant at Tenant’s expense, shall commence and proceed with commercially reasonable diligence and efforts to complete Restoration (subject to Unavoidable Delays), all in accordance with the requirements of Section 8. Unless Landlord otherwise consents, the replacement building(s) to be constructed shall have a usable area which is not less than the usable area of the Improvements, and shall be of a quality not less than the quality of the Improvements, as the same existed immediately prior to such damage or destruction.
11.2.    Insurance Proceeds. All losses shall be adjusted with the insurers and/or underwriters by the Landlord and Tenant, unless Tenant Restores the Improvements, in which event Tenant shall be authorized exclusively to adjust the loss (but Landlord shall have the right to approve such adjustment) and receive the proceeds to pay for Restoration as Restoration progresses, subject to reasonable and customary disbursement procedures as may be required by the applicable property insurer. Upon the expiration or sooner termination of this Lease, any insurance proceeds with respect to the Premises not theretofore applied to the cost of Restoration shall be paid to Landlord, except that if such termination occurs in connection with any purchase of the Premises by Tenant, such insurance proceeds shall be payable to Tenant. Notwithstanding any other provisions of this Lease, all proceeds of any insurance carried by Tenant on the Tenant Property or any other property of Tenant shall be payable directly to Tenant and Tenant shall have the exclusive right to adjust and settle losses with respect thereto and to retain the same. If insurance proceeds as a result of a casualty to the Premises are insufficient to complete the Restoration necessary by reason of such casualty, then Tenant shall be responsible for the payment of such amounts necessary to complete such Restoration, including any deductibles or self-insurance retentions maintained by Tenant.

11.3.    No Abatement or Termination. No destruction of or damage to the Premises, or any part thereof, whether such damage or destruction be partial or total or otherwise, shall entitle or permit Tenant to surrender or terminate this Lease or shall relieve Tenant from its liability to pay in full the Base Rent and other sums and charges payable by Tenant hereunder, or from any of its other obligations under this Lease, and Tenant hereby waives any rights now or hereafter conferred upon it by statute or otherwise to surrender this Lease or quit or surrender the Premises or any part thereof, or to receive any suspension, diminution, abatement or reduction of the Base Rent or other sums and charges payable by Tenant hereunder on account of any such destruction or damage.
11.4    Damage in Last Two Years. Notwithstanding anything in this Lease to the contrary, Tenant shall have the right to terminate this Lease if, in Tenant’s good faith business judgment, the Premises are rendered untenantable by fire or other casualty during the last two (2) years of the Term (as extended through the last exercised option period), by giving Landlord written notice of such termination within sixty (60) days after the occurrence of such casualty, which termination shall be effective on the date such notice is given. In the event of any such termination, provided, Tenant has maintained the insurance required under the terms of this Lease, (i) Tenant shall not have any obligation to Restore the Premises, (ii) Tenant shall promptly assign to Landlord all insurance proceeds that would otherwise be payable to Tenant as a result of any insurance maintained by Tenant pursuant to the terms of this Lease that are allocable to the Improvements, but Tenant shall not be required to assign to Landlord any insurance proceeds that are allocable to any Tenant Property, and (iii) all losses related to that portion of insurance proceeds that are assigned to Landlord pursuant to clause (ii) may be adjusted with the insurers and/or underwriters by Landlord, with Tenant’s consent not to be unreasonably withheld, conditioned or delayed.
12.    Condemnation.
12.1.    Total Taking. In the event of a Taking of the whole or substantially all of the Premises, this Lease shall terminate on the date of such Taking, and the Base Rent and all other sums and charges required to be paid by Tenant hereunder shall be apportioned and paid to the date of such Taking. In the event of any such Taking and notwithstanding the termination of this Lease, Landlord and Tenant shall together make one claim for an award for their combined interests and the net award received shall be allocated between Landlord and Tenant on the basis of their respective interests therein, including in the case of Landlord the value of its reversion interest in the Premises and, in the case of Tenant, the bargain value, if any, of its leasehold estate computed as though the Lease had not been terminated, and damages sustained as a result of termination of the Lease prior to the end of the Term. In addition, Tenant shall be entitled to any award made in respect of or allocable to the Tenant Property and for moving, relocation and other statutory benefits. As used in this Section 12, a Taking of “substantially all of the Premises” shall mean a Taking of such portion of the Premises or any access thereto as renders it in Tenant’s good faith business judgment uneconomical or unfeasible to operate the Premises for the purpose for which the Premises was operated prior to such Taking.

12.2.    Partial Taking. In the event of a Taking of less than substantially all of the Premises, this Lease shall continue in full force and effect (including, but not limited to, Tenant’s obligation to pay the full amount of Base Rent and all other amounts payable by Tenant to Landlord under the terms of this Lease, without any offset, abetment or diminution thereof), and Tenant shall with commercially reasonable diligence and efforts (subject to Unavoidable Delays) commence and complete Restoration in accordance with the requirements of Section 8, except to the extent made unfeasible by any reduction in area of the Land or Improvements caused by such Taking, provided that Tenant shall not be obligated to expend in excess of the condemnation proceeds it actually receives in connection with such Restoration (though Tenant shall be obligated to spend so much of the condemnation proceeds as is reasonably necessary to complete the Restoration in accordance with the terms hereof). In no event shall Landlord have any obligation to expend any amount to complete the Restoration pursuant to this Lease, as all such costs of Restoration shall be borne solely by Tenant as provided above. Tenant shall receive any award made in respect of or allocable to the Tenant Property. All awards made in respect of or allocable to the Premises shall be distributed to Tenant for Restoration in accordance with this Section 12.2. Landlord shall receive the balance of the award, subject to the rights of Tenant, if any, as purchaser of the Premises pursuant to Section 22.
13.    Sublease; Assignment and Transfer.
13.1    Sublease and Assignment by Tenant. Tenant may sublet all or any portion of the Premises without Landlord’s consent, but Tenant shall provide notice to Landlord of any such sublet (other than as described in clause (a) below), which notice shall be delivered not later than thirty (30) days after the effective date thereof. Tenant may assign this Lease to a Release Credit Entity without Landlord’s consent. Any assignment to any assignee that is not a Release Credit Entity shall require Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Any assignment or subletting shall be expressly subject to the terms and provisions of this Lease. Any assignee of Tenant’s interest in the Lease (regardless of whether consent was required pursuant to the terms hereof) shall assume this Lease and all obligations thereunder which arise or accrue from and after the date of such assignment. Without limiting the generality of the foregoing, Tenant shall have the right without notice to or the consent of Landlord to sublet all or any portion of the Premises and/or to assign this Lease or any interest therein and/or to otherwise transfer its interest in this Lease (a) to any parent, subsidiary or other Affiliate of Tenant, and/or (b) to any person or entity which succeeds to the business of Tenant at the Premises as a result of any reorganization, joint venture, merger, consolidation or issuance, pledge, sale, redemption, conversion, or other disposition (by operation of law or otherwise) from time to time of any stock, membership, partnership or other direct or indirect ownership interest or assets of Tenant. Nothing in this Lease shall be construed to limit or curtail the issuance, pledge, sale, redemption, conversion, or other disposition (by operation of law or otherwise) from time to time of any stock, membership, partnership or other direct or indirect ownership interest in Tenant, whether or not such issuance, pledge, sale, redemption or other disposition shall result in a change in the voting or other control of Tenant. No assignment or sublease shall release, affect or reduce any of the obligations of Tenant hereunder (or of

Guarantor under the Guaranty); provided, however, (x) if Tenant assigns this Lease to an assignee that, immediately following such assignment (including any assignment which is expressly permitted above) and after having given effect thereto, is a Release Credit Entity, then the transferor Tenant shall be automatically released from all liabilities and obligations under this Lease (and Guarantor shall be automatically released from all liabilities and obligations under the Guaranty) accruing or arising after the date of such assignment, and (y) if Tenant or Guarantor provides a substitute guaranty in the substantially the same form as the Guaranty from a substitute guarantor that is a Release Credit Entity, then Guarantor shall be automatically released from all liabilities and obligations under the Guaranty accruing or arising after the date of such substitute guaranty. In the event of any such release of liability, Landlord agrees to execute and deliver to Tenant and Guarantor a written confirmation of any such release in commercially reasonable form requested by Tenant or Guarantor within fifteen (15) after request therefor. For purposes of this Section 13.1, “Release Credit Entity” shall mean any entity that (in the case of a Tenant assignment immediately following such assignment and after having given effect thereto) shall have a publicly traded unsecured senior debt rating of “Baa3” or better from Moody’s or a rating of “BBB-” or better from S&P and is not on “Negative Credit Watch” by S&P or Moody’s (or, if such entity does not then have rated debt, a determination that by either of such rating agencies its unsecured senior debt would be so rated by such agency), and in the event both such rating agencies cease to furnish such ratings, then a comparable rating by any rating agency reasonable acceptable to Landlord, Tenant and Guarantor. Notwithstanding anything to the contrary contained herein, any amendment or modification of this Lease that increases the Base Rent or the Term or materially increases any other obligation of Tenant hereunder shall be consented to by Guarantor.
13.2    Tenant Financing. Notwithstanding Section 13.1 above, Tenant shall have the absolute right from time to time during the Term and without Landlord’s consent to collaterally assign or to grant and assign a mortgage or other security interest in Tenant’s interest in this Lease and/or the Tenant Property to Tenant’s lenders in connection with Tenant’s financing arrangements. Landlord agrees to execute such confirmation, certificates and other documents (other than amendments to this Lease) as Tenant’s lenders may reasonably request and in a form acceptable to Landlord in connection with any such financing, provided that the fee simple interest of Landlord cannot be pledged or encumbered by Tenant in connection with any such financing arrangement, and Landlord shall have no liability to any such lenders other than its obligations to honor the terms of this Lease. Landlord shall not be obligated to subordinate any or all of Landlord’s right, title or interest in and to the Premises or this Lease to the lien of any leasehold mortgage. A leasehold mortgage shall encumber only Tenant’s leasehold interest in the Premises and shall not encumber Landlord’s right, title or interest in the Premises. Landlord shall have no liability whatsoever for the payment or performance of any obligation secured by any leasehold mortgage or related obligations.

13.3    Landlord’s Sale of the Premises. Subject to Section 22, Landlord shall have the right at any time to sell or transfer its interest in the Premises to any person, firm or corporation; provided, however, any such sale or transfer shall be subject to the terms and conditions of this Lease, all of Landlord’s covenants and obligations contained herein shall be binding upon any such transferee, and the transferring Landlord shall be released for its obligations under this Lease accruing or arising from and after such transfer; provided such transferee shall expressly assume in writing all of the obligations of Landlord under this Lease. Notwithstanding the foregoing, the transferring Landlord shall remain fully liable for any and all liabilities, obligations, claims or other matters accruing or arising under this Lease prior the date of such transfer.
14.    Default.
14.1.    Event of Default. Any one of the following events shall constitute an “Event of Default”:
14.1.1    Tenant fails to pay any amount of Base Rent on or before the date when due and Tenant does not cure such default within ten (10) days after written notice thereof from Landlord to Tenant; provided, however, Tenant shall only be entitled to such notice and cure period for the first two (2) failures by Tenant to pay Base Rent in any calendar year. For any additional failure to pay Base Rent in the same calendar year, an Event of Default shall occur immediately when Tenant defaults in such payment.
14.1.2    Tenant shall fail to observe or perform any of the terms of this Lease, other than the failure to pay Base Rent, and any such other failure shall continue for a period of thirty (30) days after written notice of such failure from Landlord to Tenant, or, in the case of a non-monetary default which cannot with due diligence be cured within such period of thirty (30) days, Tenant fails to proceed with due diligence within such period of thirty (30) days to commence to cure the same and thereafter to prosecute the curing of such default with due diligence.
14.1.3    There is any default by Guarantor under the Guaranty, and such default continues beyond the notice and cure period provided in Section 13 of the Guaranty with respect thereto.
14.2.    Termination. If an Event of Default shall have occurred and be continuing, Landlord may at its sole option by written notice to Tenant terminate this Lease. Neither the passage of time after the occurrence of the Event of Default nor exercise by Landlord of any other remedy with regard to such Event of Default shall limit Landlord's rights under this Section 14.2.

14.3.    Repossession. If an Event of Default shall have occurred and be continuing, whether or not Landlord elects to terminate this Lease, Landlord may enter upon and repossess the Premises (said repossession being hereinafter referred to as "Repossession") by force, summary proceedings, ejectment or otherwise, and may remove Tenant and all other persons and property therefrom.
14.4.    Reletting. From time to time after Repossession of the Premises, whether or not this Lease has been terminated, Landlord may, but shall not be obligated to, attempt to relet the Premises for the account of Tenant in the name of Landlord or otherwise, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and for such terms (which may include concessions or free rent) and for such uses as Landlord, in its uncontrolled discretion, may determine, and may collect and receive the rent therefor. Any rent received shall be applied against Tenant's obligations hereunder. Unless required by Legal Requirements, Landlord shall have no obligation to mitigate its damages caused by the Event of Default (or Tenant’s breach or default under this Lease), but if Landlord does attempt to so mitigate its damages, such efforts by Landlord shall not waive Landlord’s right to recover damages under this Article 14.
14.5.    Damages. In the event of any such termination or Repossession, whether or not the Premises shall have been relet, Tenant shall pay to Landlord the Base Rent and other sums and charges to be paid by Tenant up to the time of such termination or Repossession, and thereafter Tenant, until the end of what would have been the Term in the absence of such termination or Repossession, shall pay to Landlord, as and for liquidated and agreed current damages for Tenant's default, the equivalent of the amount of the Base Rent and such other sums and charges which would be payable under this Lease by Tenant if this Lease were still in effect, less the net proceeds, if any, of any reletting effected pursuant to the provisions of Section 14.4 after deducting all of Landlord's expenses in connection with such reletting, including all repossession costs, brokerage and management commissions, operating expenses, reasonable legal expenses and attorneys' fees, and expenses of preparation for such reletting. Tenant shall pay such current damages to Landlord monthly on the days on which the Base Rent would have been payable under this Lease if this Lease were still in effect, and Landlord shall be entitled to recover the same from Tenant on each such day. Landlord shall not have any right to accelerate the Base Rent hereunder, provided, however, that at any time after such termination, whether or not Landlord shall have collected any current damages as aforesaid, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord on demand, as and for liquidated and agreed final damages for Tenant's default, an amount equal to the then present value of the excess of the Base Rent reserved under this Lease from the day of such termination for what would be the then unexpired term if the same had remained in effect, over the amount of the fair rental value (equivalent of Base Rent) for the same period, said present value to be arrived at on the basis of a discount of four percent (4%) per annum.
14.6.    Exercise of Rights While in Non-Monetary Default. Tenant may exercise and continue to exercise all of its rights under this Lease upon the occurrence and during the continuance of any non-monetary default and non-monetary Event of Default under this Lease up to the point of termination of this Lease, including the First Offer Right and the options to extend the Term.

15.    Landlord's Right to Cure Default. If Tenant commits an Event of Default (or if any default exists and Landlord has good cause for taking action prior to expiration of Tenant's grace period), then Landlord may, but shall not be required to, make such payment or do such act, or correct any damage caused by such prohibited act and to enter the Premises as appropriate in connection therewith, and the amount of the expense thereof, if made or done so by Landlord, with interest thereon at the Interest Rate from the date paid by Landlord, shall be paid by Tenant to Landlord immediately upon Landlord’s request therefor.

16.    No Consequential Damages. Notwithstanding anything in this Lease to the contrary, in no event shall Landlord or Tenant be liable to the other party or to any other person for consequential, special or punitive damages, including lost profits; provided, however, that notwithstanding the foregoing, Tenant shall be responsible for the consequences of any unauthorized holdover and shall indemnify, defend, protect (with counsel selected by Landlord) and hold Landlord and Landlord’s members, partners, shareholders, officers, directors, employees, agents, attorneys, contractors, affiliates wholly free and harmless from any and all losses, claims and liabilities arising therefrom, including consequential damages resulting from Landlord’s loss of a potential replacement tenant. Notwithstanding the foregoing, Tenant shall have no obligation to indemnify Landlord for the consequences of any unauthorized holdover unless each of the following conditions are satisfied (i) at least thirty (30) days prior to the date that Landlord is obligated to deliver the Premises to a third party pursuant to the terms of a separate written agreement, Landlord shall deliver a written notice to Tenant informing Tenant of such delivery obligation and specifying the date that Landlord is required to deliver the Premises to such third party, and (ii) Tenant holds over in the Premises, without Landlord’s consent, after the date specified by Landlord for delivery to such third party.
17.    Waiver. No failure by any party to insist upon the strict performance of any term hereof or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach or of any such term. Except as specifically set forth in this Lease, no failure by Landlord or Tenant to insist upon the other party's performance of any of the terms of this Lease or to exercise any right or remedy upon a breach thereof, constitutes a waiver of any such breach or of any breach or default by the other party in its performance of its obligations under this Lease. No acceptance by Landlord of full or partial Base Rent from Tenant or any third party during the continuance of any breach or default by Tenant of Tenant's performance of its obligations under this Lease constitutes Landlord's waiver of any such breach or default.
18.    Surrender.

18.1    In the event Tenant does not exercise and fulfill the requirements of the First Offer Right, upon the expiration or sooner termination of this Lease, Tenant shall quit and surrender the Premises to Landlord in the condition required to be maintained in accordance with this Lease (subject to ordinary wear and tear, damage by fire or other casualty excepted or eminent domain). Upon such expiration or termination of this Lease, any Tenant Property which shall remain on the Premises after the expiration or termination of this Lease may, at the option of Landlord, be deemed to have been abandoned, and may either be retained by Landlord as its property or be disposed at Tenant’s expense and without accountability, as Landlord may see fit. In connection with the surrender of the Premises.
18.2    Tenant shall be entitled to remove any Tenant Property and shall repair any damage to the Improvements caused by such removal, provided that Tenant shall not be required to repair any damage to finish work or minor holes in walls or partitions or to remove any cables or lines from conduits.

18.3    [[*Upon the expiration or termination of this Lease, Landlord shall have the option of (i) removing any UST (and associated vent and fill ports, piping and dispersers) from the Premises and backfilling, compacting, grading and paving the area disturbed by the removal of the UST(s), or (ii) causing any existing UST to be closed in place, in each case in accordance with applicable Legal Requirements, and complete any additional remediation work necessary to confirm that the Premises are in a clean and safe condition and free and clear of any Hazardous Materials caused by Tenant in excess of a concentration at which remediation is required by applicable Legal Requirements (the “UST Work”). Landlord shall advise Tenant in writing at least sixty (60) days prior to the expiration or earlier termination of this Lease whether Landlord elects to retain and close or to remove any USTs (and associated vent and fill ports, piping and dispensers), existing on the Premises as of the date of such notice. Such written election shall be accompanied by a facility decommissioning and Hazardous Materials closure plan for the completion of the UST Work (the “Exit Survey”) prepared by an independent third party state-certified professional with appropriate expertise, selected by Landlord and reasonably approved by Tenant, which shall (a) identify the steps required to complete the UST Work, and (b) a detailed summary (together with reasonable backup) specifying the costs required to complete the UST Work. If removal or closure of any UST containing petroleum is not subject to, or is exempt from, environmental Legal Requirements, then Landlord shall remove or close any such UST subject to the more stringent, as between state and federal, environmental Legal Requirements governing underground storage tanks containing petroleum, except Landlord shall not be obligated to comply with any requirements concerning the submission of documents to any Governmental Authorities in connection with such removal or closure. Tenant shall (i) provide Landlord access to the Premises at all times reasonably necessary for Landlord to complete the UST Work and prepare the Exit Survey and (ii) reasonably cooperate with Landlord as may be necessary or desirable to permit Landlord to complete the UST Work in accordance with the terms of this Section 18.3. In no event shall Landlord’s access to the Premises or activities thereon, to the extent related to the completion of the UST Work or the preparation of the Exit Survey, be deemed to be a disturbance of Tenant’s quite enjoyment of the Premises or otherwise entitle Tenant to exercise any rights or remedies hereunder as a result thereof, provided that Landlord shall use commercially reasonable efforts to minimize interference with the conduct of Tenant’s business on the Premises. Not later than the date that the Lease expires or terminates, (but no sooner than the thirtieth (30th) day after Tenant receives the Exit Survey), Tenant shall pay Landlord the cost reflected in the Exit Survey to complete the UST Work, provided such cost is commercially reasonable. If any additional reasonable, out-of-pocket costs to complete the UST Work or the Exit Survey are incurred by Landlord after the date the Lease expires or terminates, then Landlord shall provide Tenant an invoice therefor (together with reasonable backup), and Tenant shall pay such amounts shown on such invoice no later than thirty (30) days after receipt thereof; provided, that Landlord shall not be permitted to deliver any such invoice after the date that is six (6) months after the date the Lease expires or terminates, and, after the expiration of such six month period; provided, Tenant has otherwise paid any and all amounts invoiced to Tenant in accordance with the terms of this Section 18.3, Tenant shall thereafter be released from any and all liabilities relating to the USTs.*]] The provisions of this Section 18 shall survive the expiration or sooner termination of this Lease.

19.    Entry on Premises by Landlord. Upon not less than five (5) business days’ prior notice to Tenant (except in the event of an emergency, in which case, no notice shall be required), Landlord and its authorized representatives may enter the Premises during normal business hours for the purpose of inspecting the same, and showing the same to prospective purchasers, mortgagees and (during the last twelve (12) months of the Term only) tenants. Tenant shall have the right to have an authorized representative of Tenant accompany any such entry. No such entry by Landlord subject to and in accordance with this Section 19 shall entitle Tenant to any reduction in or abatement of its rental or other obligations or constitute any constructive eviction.
20.    Subordination; Estoppel.
20.1.    Subordination. Tenant agrees that, upon the request of Landlord made in writing, Tenant will subordinate this Lease to any Mortgage, provided that, to evidence any such subordination, Tenant and Landlord and the mortgagee shall mutually execute and deliver the Subordination, Nondisturbance and Attornment Agreement in the form attached hereto as Exhibit F (the “Subordination Agreement”). In the event the mortgagee or other purchaser at foreclosure sale succeeds to the interest of Landlord under this Lease, Tenant will automatically become the tenant of and shall be deemed to have attorned to such successor in interest as Landlord under this Lease without change in the terms or of this Lease, provided, however, that such successor in interest shall not be bound by any amendment or modification of this Lease made after Tenant enters into the Subordination Agreement without the written consent of such mortgagee or such successor in interest.

20.2.    Estoppel Certificates. Each party hereto agrees from time to time, upon not less than twenty (20) days’ prior notice from the other, to execute, acknowledge and deliver, without charge, to the other or its designee, a statement in writing, certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, identifying the same by the date thereof and specifying the nature thereof), the dates to which the Base Rent and other sums and charges payable hereunder have been paid, the amount of the Base Rent, that to its actual knowledge there are no claims against the other hereunder (or if there are any such claims, specifying the same), that to its actual knowledge the other party is not in default and there exists no circumstance which with the giving of notice or lapse of time, or both, would constitute a default (or if such party is aware of any such default or circumstance specifying the same) and such other information as the requesting party may reasonably require, which certificate shall be in the form attached hereto as Exhibit G. On the date that Tenant delivers any estoppel certificate, Tenant may modify Exhibit G to reflect any facts or circumstances that exist as of such date.
21.    Quiet Enjoyment. Landlord covenants that Tenant, upon paying the Base Rent and performing all covenants, agreements and conditions of this Lease on its part to be performed, shall quietly have, hold and enjoy the Premises during the Term without hindrance or molestation by anyone claiming by, through or under Landlord. Landlord agrees that it will not without the prior written consent of Tenant (which consent Tenant may not unreasonably withhold, condition or delay) (a) enter into any agreements which would be binding upon the Premises, including any easement and/or operation agreements and any development agreements, zoning applications, restrictions or other agreements with any Governmental Authority, or (b) amend, modify, or consent to any variance from, any of the Permitted Exceptions. Landlord acknowledges and agrees that the Premises includes the Permitted Exceptions. Tenant shall have the exclusive right to exercise any rights accruing to the Premises or Landlord pursuant to any of the Permitted Exceptions. Upon Tenant’s request, Landlord shall reasonably cooperate with Tenant’s efforts to enforce and exercise rights under the Permitted Exceptions.
22.    First Offer Right.

22.1.    Restriction; Grant. If Landlord elects to sell the Premises (either individually or collectively with any other property or assets) at any time during the Term of this Lease, or if Landlord receives an offer to sell the Premises which Landlord desires to accept, Landlord shall first notify Tenant in writing of its intent to sell, setting forth the specific terms and conditions upon which Landlord will offer for sale or desires to sell the Premises (the “Offer Notice”). Tenant shall have and is hereby granted the exclusive right and option (“First Offer Right”) to purchase the Premises at the price (the “Proposed Purchase Price”) and upon the terms and conditions stated in the Offer Notice. Landlord will not sell less than all of the Premises during the Term, and agrees that any disposition of the Premises will be for consideration expressed and payable solely in United States dollars. If the Premises is being offered together with any other property or assets, (i) the Offer Notice and Proposed Purchase Price shall cover only the Premises, (ii) the Proposed Purchase Price of the Premises shall be a reasonable allocation of the value of the Premises; (iii) Tenant shall only have the right to purchase the Premises and not any other property or assets being offered together with the Premises, (iv) the Offer Notice shall be structured in a manner that makes clear Tenant is permitted to exercise the First Offer Right contemplated in this Article 22 solely with respect to the Premises, and Tenant will not have any right or obligation to purchase any other properties or assets in connection therewith.
22.2.    Exercise. Provided no monetary Event of Default is then existing, the First Offer Right may be exercised by Tenant by giving notice to Landlord at any time within thirty (30) days after receipt of the Offer Notice. If Tenant so exercises its right to purchase the Premises, (a) Landlord shall be obligated to sell the Premises to Tenant, and Tenant shall be obligated to purchase the Premises from Landlord, upon the terms and conditions provided in the Offer Notice, with a conveyance by a deed substantially in the same form delivered by Tenant to Landlord to transfer the Premises to Landlord immediately prior to the Effective Date, an allocation and proration of closing costs and taxes and assessments according to local custom, such other terms and conditions as may be customary, and a closing date not less than thirty (30) nor more than sixty (60) days after such exercise by Tenant. Landlord and Tenant shall promptly negotiate in good faith and within ten (10) business days after such exercise shall execute a purchase agreement containing the terms, conditions and matters described in clause (a); provided, however, the execution of such purchase agreement shall not be a condition of Tenant’s obligation to buy, or Landlord’s obligation to sell, the Premises.
22.3.    Non-Exercise. If Tenant does not timely and properly exercise its right to purchase the Premises, then Landlord may offer for sale and sell the Premises to any person or entity, provided that Landlord may not sell the Premises for less than ninety five percent (95%) of the Proposed Purchase Price, or upon terms that are materially more favorable to the purchaser than stated in the Offer Notice, and provided further that if Landlord proposes to sell the Premises for less than the Proposed Purchase Price or upon terms that are materially more favorable to the purchaser than stated in the Offer Notice, or more than one hundred eighty (180) days after the initial Offer Notice, then Landlord must re-offer the Premises to Tenant following the procedure described above in this Section 22.

22.4.    Excepted Transfers. Notwithstanding anything contained herein, the First Offer Right shall not apply if the Premises is sold to an Affiliate, or sold in connection with a foreclosure or deed in lieu of foreclosure.
22.5.    Continuing Right. Subject to Sections 22.3 and 22.4, the First Offer Right herein granted to Tenant is a continuing right of first offer and shall apply as often as any then holder of any part of the Landlord’s interest hereunder (including any such holder who or which shall have acquired its interest in a disposition to which the First Offer Right applied but was not exercised) shall make or propose to make a sale of the Premises during the Term of the Lease.
22.6.    Certain Definitions. For purposes of this Section 22, (a) “selling” or a “sale” shall mean any, direct or indirect, sale, conveyance, assignment, transfer, exchange or other disposition of all or a part of Landlord’s interest in the Premises (provided that any transfer of less than fifty percent (50%) or more of the ownership interests, direct or indirect, in the owner of the Premises, so long as the entire remaining funds or accounts of such owner continue to be managed directly or indirectly by Affiliates of __________________________, shall not be considered a “sale” under this Section 22), (b) “Affiliate” means any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Landlord, and (c) “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

23.    [[*Hazardous Materials. At any time, from to time and on reasonable prior written notice to Tenant, Landlord shall have the right to conduct appropriate tests of the Premises or any portion thereof to determine whether Hazardous Materials are leaking from the USTs. Tenant shall pay all reasonable costs of such tests if such tests reveal that Hazardous Materials have been released from the USTs in excess of a concentration at which remediation is required by applicable Legal Requirements. If underground or other storage tanks storing Hazardous Materials are located on the Premises, or are hereafter placed on the Premises, then Tenant shall register, repair, monitor and maintain the storage tanks, maintain appropriate records, implement reporting procedures, properly remove any underground storage tanks and related piping and dispensers and take or cause to be taken all other steps necessary or required under Legal Requirements, all at Tenant’s sole cost and expense. If, for any reason, any underground storage tank cannot be repaired and must be replaced, Tenant may choose to replace such underground storage tank, subject to Landlord’s consent to such replacement, at Tenant’s sole cost and expense, with comparable equipment, in compliance with all applicable Legal Requirements; provided, that if Tenant chooses not to replace such underground storage tank, then Tenant shall remove such underground storage tank in compliance with all Legal Requirements. Upon request by Landlord, Tenant shall furnish to Landlord a copy of any and all records and/or tests associated with the underground storage tanks, including, but not limited to, test results of the underground storage tanks, cathodic protection systems, leak detection systems, fire suppression equipment, Stage II vapor recovery equipment and overfill containment systems. Tenant shall be responsible for posting on the Premises any signs required under applicable Legal Requirements related to Hazardous Materials. Tenant shall also complete and file any business response plans or inventories required by any such Legal Requirements. Tenant shall concurrently file a copy of any such business response plan or inventory with Landlord. Tenant’s obligations under this Section 23 shall survive the expiration or earlier termination of this Lease.*]]
24.    No Merger of Title. There shall be no merger of Tenant’s interest in this Lease nor of the leasehold estate created by this Lease with the fee estate in the Premises or any part thereof by reason of the fact that the same person may acquire or own or hold, directly or indirectly, Tenant’s interest in this Lease or the leasehold estate created by this Lease or any interest therein and the fee estate in the Premises or any part thereof or any interest therein.
25.    Consent. In any case under this Lease which requires consent or approval and no standard is specified for providing such consent or approval, then such consent or approval shall not be unreasonably withheld, conditioned or delayed.
26.    Short Form Lease. If requested by Tenant, Landlord and Tenant shall enter into a short form or memorandum of lease in form and substance reasonably acceptable to Landlord and Tenant for the purpose of reflecting on the record title to the Land, Tenant’s leasehold estate and other rights under this Lease.

27.    Financial Statements. If at any time during the Term, Guarantor ceases to be a publicly traded company and/or its financial reports and statements (i.e. 10-K and 10-Q reports) are no longer available to Landlord via Edgar or other online reporting sources, then Tenant shall deliver to Landlord within one hundred twenty (120) days after the close of each fiscal year of Guarantor, annual audited financial statements of the Tenant and Guarantor certified by a nationally recognized firm of independent certified public accountants and prepared in accordance with GAAP.
28.    Notices. Any notice required or permitted to be given by this Lease will be in writing and will be given by nationally recognized overnight courier, or by certified or registered mail, return receipt requested, postage prepaid. Notices so given shall be deemed received when actually received or when delivery is confirmed or refused. Notices may also be given by e-mail, and will be effective at the time of sending at the e-mail address specified below if sent by 5:00 p.m. Central Time on a business day with confirmation of receipt (and otherwise as of the next business day) if recipient provides an email confirmation of receipt and if the notice-giving party also sends notice by nationally recognized overnight courier on the same date as sending the e-mail, time being of the essence. Any notice required to be given under this Lease shall be addressed as follows:
Landlord:

with a copy to:

Tenant    :            __________________________
11840 Valley View Road
Eden Prairie, MN 55344
Attn: Legal Department
Email:

with a copy to:            SUPERVALU INC.
11840 Valley View Road
Eden Prairie, MN 55344
Attn: Asset Management

Any party may, by notice to the others, specify a different address for notice purposes.
29.    Waiver of Jury Trial. LANDLORD AND TENANT EACH IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS TRANSACTION.

30.    Miscellaneous. This Lease may be signed in counterparts and evidenced by facsimile, PDF format or similarly-imaged pages. Landlord and Tenant each acknowledge and agree that it has had an opportunity to receive the advice of such counsel and other advisors as it desires before entering into this Lease. Time is of the essence of this Lease. This Lease will be governed by and construed under and in accordance with the laws of the state where the Premises is located. This Lease contains the entire agreement between the parties hereto with respect to this transaction, supersedes any prior oral negotiations or agreements. Subject to Section 13, this Lease is binding upon the parties hereto and their respective legal representatives, successors and permitted assigns. No amendment, modification or waiver of the provisions of this Lease will be effective unless it is in writing and signed by the party against whom it is to be enforced. All decisions requiring the “approval” or “agreement” of any party hereto shall be made in writing the applicable party. If any part of this Lease is held to be illegal, invalid or unenforceable, the remainder of this Lease will be unaffected and continue in full force and effect. This Lease is not binding upon Landlord or Tenant until it has been signed by Landlord and Tenant. The section headings and other captions are for ease of reference only, and are not otherwise part of this Lease. Any reference to a section of this Lease includes its subsections and parts.
31.    Rules of Construction. In interpreting this Lease, the following rules of construction shall be used.
31.1.    Construction. The rule of strict construction shall not apply to this Lease. This Lease shall not be interpreted in favor of or against either Landlord or Tenant merely because of their respective efforts in preparing it.
31.2.    Captions, Gender, Number, and Language of Inclusion. The section headings in this Lease are for convenience of reference only and shall not define, limit or prescribe the scope or intent of any term of this Lease. As used in this Lease, the singular shall include the plural and vice versa, the masculine, feminine, and neuter adjectives shall include one another, and the following words and phrases shall have the following meanings: (a) “including” shall mean “including but not limited to”; (b) “terms” shall mean “terms, provisions, duties, covenants, conditions, representations, warranties, and indemnities”; (c) “any of the Premises” or “any of the Premises” shall mean “the Premises or any part thereof or interest therein” or “the Premises or any part thereof or interest therein”, as the case may be; (d) “rights” shall mean “rights, duties, and obligations”; (e) “liabilities” shall mean “liabilities, obligations, damages, fines, penalties, claims, demands, costs, losses, charges, liens, judgments, actions, causes of action, and expenses, including reasonable attorneys’ fees”; (f) “incurred by” shall mean “imposed upon or suffered or incurred or paid by or asserted against”; (g) “applicable law” shall mean “all applicable federal, state, county, municipal, local, or other laws, statutes, codes, ordinances, rules, and regulations”; (h) “about the Premises” or “about the Premises” shall mean “in, on, under, or about the Premises” or “in, on, under, or about the Premises”, as the case may be; and (i) “operation” shall mean “use, non‑use, possession, occupancy, condition, operation, maintenance, or management”.

31.3.    Time Periods. Any reference in this Lease to the time for performance of obligations or elapsed time shall mean consecutive days, months or years, as applicable. In the event the time for performance of any obligation hereunder expires on the day that is not a business day, the time for performance shall be extended to the next business day. A “business day” means any day that is not Saturday, Sunday or a federal or state holiday.
32.    True Lease. Landlord and Tenant agree that this Lease constitutes a true lease and not a financing or other form of transaction (including for federal income tax purposes). In furtherance of the foregoing, Landlord and Tenant each irrevocably waives any claim or defense based upon the characterization of this Lease as anything other than a true lease and irrevocably waives any claim or defense that asserts that this Lease is anything other than a true lease. Landlord and Tenant covenant and agree that they will not assert that this Lease is anything but a true lease. Landlord and Tenant each stipulate and agree not to challenge the validity, enforceability or characterization of this Lease of the Premises as a true lease and further stipulate and agree that nothing contained in this Lease creates or is intended to create a joint venture, partnership (either de jure or de facto), equitable mortgage, trust, financing device or arrangement, security interest or the like. Landlord and Tenant each shall support the intent of the parties that the lease of the Premises pursuant to this Lease is a true lease and does not create a joint venture, partnership (either de jure or de facto), equitable mortgage, trust, financing device or arrangement, security interest or the like, if, and to the extent that, any challenge occurs. Tenant has discussed the characterization of this Lease with its independent auditors and Tenant believes that this Lease will be treated as an operating lease rather than a capital lease. Landlord shall have the sole right to claim all depreciation with respect to the Premises.

33.     State-Specific Provision.

33.1 California. Without limiting the choice of law provision set forth in Section 29, the following provisions shall apply to the extent that the laws of the State of California govern the interpretation or enforcement of this Lease with respect to the Premises, as determined by a court of competent jurisdiction.

(a) Effect of Waivers. Each of Landlord and Tenant hereby waives, to the fullest extent permitted by Law, the benefits of California Civil Code Section 1542, which provides as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

(b) Eminent Domain. The provisions of this Lease, including those in Section 12, constitute an express agreement between Landlord and Tenant that applies in the event there is any taking of any part of the Premises for any public or quasi-public use under any statute or by right of eminent domain or by purchase in lieu thereof (collectively, “Condemnation”). Tenant and Landlord each hereby waives, to the fullest extent permitted by Law, all rights it may have under California Code of Civil Procedure Section 1265.130, or otherwise, to terminate this Lease based on a total or partial Condemnation, provided that nothing in this paragraph shall be deemed to limit or modify the express terms of Section 12 of this Lease.

(c) Damage and Destruction. The provisions of this Lease, including those in Section 11, constitute an express agreement between Landlord and Tenant that applies in the event that the Premises or any part thereof shall be damaged or destroyed by fire or other casualty of any kind or nature. Landlord and Tenant, each therefore, fully waives, to the fullest extent permitted by Law, the provisions of any statute or regulation, including California Civil Code, Sections 1932(2) and 1933(4), relating to any rights or obligations concerning any such fire or other casualty, provided that nothing in this paragraph shall be deemed to limit or modify the express terms of Section 11 of this Lease.

(d) Notices. When this Lease requires service of a notice, that notice shall replace rather than supplement any equivalent or similar statutory notice, including any notices required by California Code of Civil Procedure Section 1161 or any similar or successor statute. When a statute requires service of a notice in a particular manner, service of that notice (or a similar notice required by this Lease) in the manner required by Section 27 shall replace and satisfy the statutory service-of-notice procedures, including those required by California Code of Civil Procedure, Section 1162 or any similar or successor statute.

(e) Certified Access Specialist Inspection. Pursuant to Section 1938(a) of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Premises have not undergone inspection by a Certified Access Specialist (as defined in Section 55.52 of the California Civil Code) (a “CASp”). As required by Section 1938(e) of the California Civil Code, Landlord hereby states as follows:  "A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law.  Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant.  The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises."  In furtherance of the foregoing, Landlord and Tenant hereby agree as follows:  (a) any CASp inspection requested by Tenant shall be conducted, at Tenant's sole cost and expense, by a CASp designated by Tenant and reasonably approved by Landlord; and (b) subject to the terms and conditions Article 7, Tenant, at its sole cost and expense, shall be responsible for making any improvements, alterations, modifications or repairs to correct violations of construction-related accessibility standards disclosed in the CASp inspection.

(f) Remedies. It is intended that Landlord shall have the remedy described in California Civil Code, Section 1951.4, which provides that, when a tenant has the right to sublet or assign, the landlord may continue the lease in effect after the tenant's breach and abandonment and recover rent as it becomes due. Accordingly, if Landlord has not terminated Tenant’s right to possession of the Premises following an Event of Default, Landlord may enforce all of Landlord's rights and remedies under this Lease, including the right to recover all Rent as it becomes due pursuant to the terms of California Civil Code, Section 1951.4.

33.2    Florida. Without limiting the choice of law provision set forth in Section 29, the following provisions shall apply to the extent that the laws of the State of Florida govern the interpretation or enforcement of this Lease with respect to the Premises, as determined by a court of competent jurisdiction:

(a)    Sales Tax. Tenant shall pay monthly to Landlord any sales, use, or other tax (excluding state and federal income tax) now or hereafter imposed on any Rent due under this Lease. The term “Rent” when used in this Lease includes Base Rent and all other amounts payable by Tenant under this Lease, which shall be deemed additional rent.
(b)    Liens. The interest of Landlord in the Premises shall not be subject in any way to any liens, including construction liens, for any Alteration made by or on behalf of Tenant. This exculpation is made with express reference to Section 713.10, Florida Statutes. Tenant represents to Landlord that any improvements that might be made by Tenant to the Premises are not required to be made under the terms of this Lease and that any improvements which may be made by Tenant do not constitute the "pith of the lease" under applicable Florida case law.

(c)    Repossession. The word “force,” is hereby deleted from Section 14.3.

(d)    Reletting. The following is hereby deleted from the first sentence of Section 14.4: “whether or not this Lease has been terminated,”.

(e)    Damages. Note that under Florida law, in the event that Landlord terminates the Lease due to an Event of Default, Landlord shall not have the right to collect Rent (or damages therefor) from Tenant accruing after such termination. Further, in connection with an Event of Default, Landlord shall have the right to accelerate the Rent under the Lease, but solely as may be deemed necessary under Florida law to collect the liquidated damages provided for in the last sentence of Section 14.5 through the end of the then unexpired term.

(f)    Radon Gas Notice. The following radon gas notice is given pursuant to Section 404.056(5), Florida Statutes. “Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county health department.

(g)    Waiver of Landlord’s Lien. Landlord hereby waives its lien for rent imposed on Tenant’s Property at the Premises in Florida by Section 83.08, Florida Statutes.

(h)    Attorneys’ Fees. The provisions for payment of reasonable attorneys’ fees set out in Section 30.2 as applicable to the Premises shall include all costs and fees incurred in court-ordered mediation, at trial, in all appellate proceedings and in any proceedings to determine the reasonableness of such fees and costs.

33.3    Illinois. Without limiting the choice of law provision set forth in Section 29, the following provisions shall apply to the extent that the laws of the State of Illinois govern the interpretation or enforcement of this Lease with respect to the Premises.

(a) The word “force,” is hereby deleted from Section 14.3

(b) The following is hereby added to the end of Section 14.3: “Should Landlord have reentered the Premises pursuant to this Section 14.3, whether by any action for eviction, unlawful detainer or otherwise, Landlord shall not be deemed to have terminated, waived or forfeited the liability of Tenant to pay rent under the terms of the Lease thereafter accruing, or to have terminated Tenant’s liability for damages under any of the provisions of this Lease, including under Section 14.5 hereof, and Tenant shall remain liable for same.  Tenant covenants that the service by Landlord of any notice pursuant to the eviction or unlawful detainer statutes of the State of Illinois and the surrender of possession pursuant to such notice shall not (unless Landlord elects to the contrary at the time of or at any time subsequent to the serving of such notices and such election is evidenced by a written notice to Tenant) be deemed to be a termination of this Lease.”

33.4    Pennsylvania. Without limiting the choice of law provision set forth in Section 29, the following provisions shall apply to the extent that the laws of the State of Pennsylvania govern the interpretation or enforcement of this Lease with respect to the Premises.

The following is hereby added to the end of Section 14:

CONFESSION OF JUDGMENT FOR POSSESSION FOR THE PREMISES. TENANT HEREBY EXPRESSLY AUTHORIZES THE PROTHONOTARY, CLERK OR ANY ATTORNEY OF' ANY COURT OF RECORD TO ACCEPT SERVICE OF PROCESS FOR, TO APPEAR FOR, AND TO CONFESS JUDGMENT AGAINST TENANT AND ALL PERSONS CLAIMING UNDER TENANT IN ANY AND ALL, ACTIONS BROUGHT HEREUNDER BY LANDLORD AGAINST TENANT TO RECOVER POSSESSION OF THE PREMISES (IN EJECTMENT OR OTHERWISE) TO THE EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, WITHOUT ANY LIABILITY ON THE PART OF SAID ATTORNEY, FOR WHICH THIS LEASE SHALL BE SUFFICIENT WARRANT, AND TENANT AGREES THAT UPON THE ENTRY OF SUCH JUDGMENT, A WRIT OF POSSESSION OR OTHER APPROPRIATE PROCESS

MAY ISSUE FORTHWITH (WITHOUT ANY PRIOR WRIT OR PROCEEDING WHATSOEVER).

IN ANY SUCH ACTION, LANDLORD SHALL FIRST CAUSE TO BE FILED IN SUCH ACTION AN AFFIDAVIT MADE BY LANDLORD OR SOMEONE ACTING FOR IT SETTING FORTH FACTS NECESSARY TO AUTHORIZE THE ENTRY OF JUDGMENT, OF WHICH FACTS SUCH AFFIDAVIT SHALL BE CONCLUSIVE EVIDENCE IF TRUE, AND IF A TRUE COPY OF THIS LEASE BE FILED IN SUCH ACTION (AND SUCH AFFIDAVIT SHALL BE SUFFICIENT EVIDENCE OF THE TRUTH OF SUCH COPY OF THIS LEASE), IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL AS A WARRANT OF ATTORNEY, ANY RULE OF COURT, CUSTOM OR PRACTICE TO THE CONTRARY NOTWITHSTANDING. PROVIDED THE FACTS STATED IN THE AFFIDAVIT ARE TRUE AND CORRECT, TENANT AND ALL PERSONS CLAIMING UNDER TENANT HEREBY RELEASE LANDLORD FROM ANY CLAIMS ARISING FROM ANY ERRORS OR DEFECTS WHATSOEVER IN ENTERING SUCH ACTION OR JUDGMENT, IN CAUSING SUCH WRIT OF POSSESSION OR OTHER PROCESS TO BE ISSUED OR IN ANY PROCEEDING THEREON OR CONCERNING THE SAME, AND HEREBY AGREE THAT NO WRIT OF ERROR OR OBJECTION SHALL BE MADE OR TAKEN THERETO.

THIS WARRANT OF ATTORNEY SHALL NOT BE EXHAUSTED BY ONE EXERCISE, BUT JUDGMENT MAY BE CONFESSED FROM TIME TO TIME, AS OFTEN AS OCCASION THEREFOR SHALL EXIST. SUCH POWERS MAY BE EXERCISED DURING AS WELL AS AFTER THE EXPIRATION OR TERMINATION OF THIS LEASE TERM AND DURING AND AT ANY TIME AFTER ANY EXTENSION OR RENEWAL OF THE LEASE TERM.

THIS SECTION 14 SETS FORTH A WARRANT OF ATTORNEY FOR AN ATTORNEY TO CONFESS JUDGMENT AGAINST TENANT. IN GRANTING THIS WARRANT OF ATTORNEY TO CONFESS JUDGMENT AGAINST TENANT, TENANT, FOLLOWING CONSULTATION WITH (OR DECISION NOT TO CONSULT WITH) SEPARATE COUNSEL FOR TENANT AND WITH KNOWLEDGE OF THE LEGAL EFFECT HEREOF, HEREBY KNOWINGLY, INTELLIGENTLY AND VOLUNTARILY WAIVES UNCONDITIONALLY ANY AND ALL RIGHTS TENANT HAS OR MAY HAVE TO PRE-JUDGMENT AND PRE-EXECUTION NOTICE AND AN OPPORTUNITY FOR HEARING UNDER THE RESPECTIVE CONSTITUTIONS AND LAWS OF THE UNITED STATES OF AMERICA, THE COMMONWEALTH OF PENNSYLVANIA, OR ELSEWHERE.

TENANT SPECIFICALLY ACKNOWLEDGES THAT LANDLORD HAS RELIED ON THE WARRANT OF ATTORNEY SET FORTH IN THIS SECTION 14 IN ENTERING INTO THIS LEASE WITH TENANT AND THAT THE LANDLORD-TENANT RELATIONSHIP CREATED HEREBY IS COMMERCIAL IN NATURE.

(a)    Waiver of Notice to Quit. Tenant agrees to give up certain legal rights as provided by the Landlord and Tenant Act of 1951, as amended, 68 P.S. § 250.101, et seq., including, but not limited to the ten (10) or thirty (30) day notice period which is contained in § 501 thereof, or any other notice period established by applicable law. Provided that Tenant receives the applicable notices and cure periods contemplated in this Lease for a failure by Tenant to comply with the terms of this Lease, no additional notice will be required to be given by Landlord to Tenant to leave and give up the Premises. Tenant will be asked to leave the Premises without notice other than that expressly provided under the terms of this Lease following an Event of Default and subject to applicable Legal Requirements.

33.5    Wisconsin. Without limiting the choice of law provision set forth in Section 29, the following provisions shall apply to the extent that the laws of the State of Wisconsin govern the interpretation or enforcement of this Lease with respect to the Premises.

(a) Recklessness. The references to gross negligence or grossly negligent acts in Sections 6, 10.1, and 10.2 are hereby amended to recklessness or reckless acts, as applicable.

(b) Jury Trial Waiver. The following is hereby added to the end of Section 28: THIS WAIVER OF RIGHT TO TRIAL BY JURY IS A MATERIAL CONSIDERATION FOR AND SUBSTANTIAL INDUCEMENT TO LANDLORD AND TENANT TO ENTER INTO THIS LEASE.

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signature page
to
LEASE
Landlord and Tenant executed this Lease as of the Effective Date.

“Landlord” CF Grocery Distribution Propco LLC, a Delaware limited liability company By: __________________________________ Name: _______________________________ Its: ___________________________________

[Signatures Continue on Next Page]

Signature Page

“Tenant” _________________________________, a _______________________________ By: __________________________________ Name: _______________________________ Its: ___________________________________

Signature Page

EXHIBIT A
Legal Description of the Land

A-1

EXHIBIT B
SITE PLAN

B-1

EXHIBIT C
BASE RENT SCHEDULE

	Annual Base Rent [Annual Base Rent will increase 1.75% annually in years 2-6 and 7.5% in years 11, 16, 21 and 26]	Monthly Base Rent
Lease Year 1
Lease Year 2
Lease Year 3
Lease Year 4
Lease Year 5
Lease Year 6
Lease Year 7
Lease Year 8
Lease Year 9
Lease Year 10
Lease Year 11
Lease Year 12
Lease Year 13
Lease Year 14
Lease Year 15
Lease Year 16
Lease Year 17
Lease Year 18
Lease Year 19

C-1

Lease Year 20
Extension Term 1
Extension Term 2
Extension Term 3	Market Base Rent	1/12 of Market Base Rent
Extension Term 4	Market Base Rent	1/12 of Market Base Rent
Extension Term 5	Market Base Rent	1/12 of Market Base Rent

EXHIBIT D

LIST OF TENANT PROPERTY

All owned or leased items of inventory, personal property, equipment and trade fixtures in the Premises, and whether or however attached to the Improvements, at any time during the Term that are necessary, incidental or convenient to the business from time to time conducted at the Premises, including, without limitation, all signs and other forms of business identification, furniture, totes, inventory, machinery, storage equipment, racking (wherever located), shelving, kitchen equipment and furnishings (including microwaves and unit, breakroom and non-walk-in refrigerators), televisions, work stations, portable or movable partitions, receptionist desks, millwork, credenzas, bulletin boards, computer installations (including computers, computer hardware, raised flooring, IDF and MDF cabinets, UPS and mini UPS equipment, security cameras and security systems, DVR’s and access control systems, freestanding supplemental air conditioning or cooling systems therefor), wireless network repeaters, two-way radio repeaters, VOIP telecommunications systems & equipment (desktop & conference phones, and main telecommuting network panel), chemical dispersion systems, specific isolation fencing, gates and security screening, miscellaneous material handling equipment (including cranes and hoists and trolly railing, balers, personnel safety caging, and scales), thermal technologies, leased (rather than owned) high speed freezer doors, safety and PPE closing equipment and tools (including refrigeration personal protection equipment and barrel drum transfer equipment), financial services equipment, safes, safe doors, bulletin boards, book shelves and file cabinets, generators, and all items of personal property whatsoever whether owned by Tenant or any of its subtenants, employees or invitees or otherwise.

“Tenant Property” shall not include the central HVAC or other building systems, public announcement system, fire and life safety communications systems including alarms, strobes and enunciators, water heaters, boilers, sinks, water closets, water basins, pipes, faucets or other plumbing fixtures, walk-in refrigerators or freezers, walls (other than demountable walls or partitions), doors, trim, floor and wall coverings, ceiling lights and tile, window shades and the like.

D-1

EXHIBIT E
PERMITTED EXCEPTIONS

E-1

EXHIBIT F
FORM OF SUBORDINATION AGREEMENT

SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT
THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) is entered into as of __________, 20__ (the “Effective Date”), by and among _____________________, a ________________ (“Lender”), _____________________, a ________________ (“Tenant”), and CF Grocery Distribution Propco LLC, a Delaware limited liability company (“Landlord”).
RECITALS
A.    Landlord owns the real property legally described in Exhibit A (the “Premises”).
B.     Landlord has leased the Premises to Tenant pursuant to that certain Lease dated as of ______________, 2018, which Lease is memorialized of record pursuant to that certain Memorandum of Lease dated as of ______________, 2018, and recorded on as of ______________, 2018, in the _____________ of the _____________ of _____________ as _____________ (together with all amendments, supplements and additions thereto, the “Lease”).
C.    Lender is the holder to that certain Mortgage dated as of ______________, 20__, from Landlord to Lender, and recorded on as of ______________, 20__, in the _____________ of the _____________ of _____________ as _____________ (together with all renewals, modifications, supplements, replacements and extensions thereof, the “Mortgage”).
D.    Tenant has agreed to subordinate the Lease to the lien of the Mortgage and Lender has agreed to grant nondisturbance rights to Tenant, on the terms set forth in this Agreement.
ACCORDINGLY, Lender, Tenant and Landlord hereby agree as follows:
1.    Subordination. Tenant agrees that the Lease and all of the terms, covenants and provisions thereof (and all of Tenant’s right, title and interest in and to the Premises) are, and shall at all times continue to be, subordinate in all respects to the lien of the Mortgage and to all renewals, modifications, supplements, replacements and extensions thereof with the same force and effect as if the Mortgage had been executed, delivered and recorded prior to the execution and delivery of the Lease, so that at all times the Mortgage shall be and remain a lien on the Premises prior and superior to the Lease for all purposes.
2.    Nondisturbance. So long as Tenant is not in default (beyond any period provided Tenant in the Lease to cure such default) in the payment of rent or in the performance of any of the terms, covenants or conditions of the Lease on Tenant’s part to be performed as would entitle Landlord to terminate the Lease, Lender agrees that Tenant's possession of the Premises and the other terms of Tenant's rights under the Lease shall not be diminished, disturbed or interfered with by Lender and if any action or proceeding is commenced by Lender for the foreclosure of the Mortgage and/or the sale of the Premises, Tenant shall not be named as a party defendant therein unless required by law only for such purpose and not to terminate the Lease or otherwise

Exhibit F

diminish or interfere with Tenant's rights and under the Lease or under this Agreement. Should Lender become the owner of the Premises, or should the Premises be sold by reason of foreclosure, or other proceedings brought to enforce the Mortgage, or should the Premises be transferred by deed in lieu of foreclosure, or should any portion of the Premises be sold under a trustee's sale, then, subject to the foregoing sentence, the Lease will continue in full force and effect as a direct lease between the Lender and/or the succeeding owner of the Premises, as the case may be, and Tenant, upon and subject to all of the terms, covenants and conditions of the Lease (including any first offer rights in favor of Tenant) for the balance of its term as it may be extended, and Lender, or any successor owner of the Premises, will be bound by all of the terms of the Lease (including all of Tenant’s rights under the Lease) to the extent first arising after the date Lender or such successor owner takes title to the Premises (it being understood that Tenant shall not be relieved from its obligations under the Lease first arising prior to such date that Lender or any successor owner takes title to the Premises).
3.    Attornment. Tenant agrees that the institution of any action or other proceedings by Lender under the Mortgage in order to realize upon Landlord's interest in the Premises shall not result in the cancellation or termination of the Lease or Tenant's obligations thereunder. If Lender shall become the owner of the Premises by reason of the foreclosure of the Mortgage or the acceptance of a deed in lieu of foreclosure or otherwise, (a) the Lease shall not be terminated or affected thereby, (b) Tenant shall attorn to Lender and recognize Lender as its landlord under the Lease for the unexpired term of the Lease, subject to all of the terms and conditions of the Lease and such attornment shall be effective and self‑operative without the execution of any further instrument on the part of Lender or Tenant, (c) if, by operation of law, or otherwise, the commencement of any action or other proceedings by Lender under the Mortgage or the entry into and taking possession of the Premises shall result in the cancellation or termination of the Lease or Tenant's obligations thereunder, Tenant shall, upon request, execute and deliver a new lease of the Premises containing the same terms and conditions as contained in the Lease (including all right of renewal and extension), for the remaining term thereof, and (d) Lender shall not be (i) responsible or liable for any monetary damages as a result of, or obligated to cure, any defaults by Landlord under the Lease (provided that the foregoing shall not be deemed to relieve Lender or any other party from the obligation to perform any obligations of a continuing nature, at the time that Lender or any other party succeeds to the interest of Landlord under the Lease), (ii) subject to claims, defenses or offsets under the Lease or against Landlord which arose or existed prior to the time Lender obtains possession of the Premises (provided that the foregoing shall not be deemed to (A) relieve Lender or any other party from any obligations of a continuing nature, at the time that Lender or any other party succeeds to the interest of Landlord under the Lease), or (B) modify or waive any rights of self-help, set-off, abatement or termination expressly provided in the Lease or otherwise provided by applicable law, (iii) bound by any rent paid more than thirty (30) days in advance other than prepayments expressly required by the Lease, but only to the extent required, and credits due Tenant pursuant to any payment of additional rent made in advance (including CAM, insurance and real estate taxes), (iv) liable for the return of any security deposit paid to any prior landlord, including Landlord, unless Lender has actually received the same, or (v) bound by any material amendment or modification of the Lease or any waiver of any term of the Lease made without Lender’s written consent, which consent shall not be unreasonably withheld, conditioned or delayed and it being agreed by

Exhibit F

Lender that consent shall be deemed given unless Lender makes an objection in writing and properly noticed to Tenant within thirty (30) days from the date of Tenant’s notice to Lender. As used herein, “material amendment or modification” shall mean an amendment or modification of the Lease that (x) reduces the amount of rent payable by Tenant under the Lease, (y) reduces the term of the Lease, or (z) imposes any material additional financial obligation on Landlord or Lender; provided, however, that the foregoing shall not apply to termination rights that are expressly granted to Tenant under the Lease and which termination rights are available to Tenant without regard to whether Landlord is in default under the Lease. Nothing in this Section 3 shall be deemed a waiver of any rights or remedies that Tenant may possess or claim personally against Landlord for any defaults or acts of Landlord. Tenant agrees that (a) the Lease cannot be materially amended or modified nor shall have any of its terms been waived by the Landlord, (b) Tenant and Landlord may not terminate, cancel or surrender the term of the Lease, except as expressly permitted by the provisions of the Lease, and (c) Tenant shall not pay any rent for more than the month in advance of the date when due, unless in each case Lender’s prior written consent shall have been obtained.
4.    Right to Cure Landlord's Default. Notwithstanding any provisions of the Lease to the contrary, no notice of cancellation of the Lease by Tenant shall be effective unless Lender shall have first received notice of the default giving rise to such cancellation and shall have failed, for a period of thirty (30) days after receipt thereof, which shall run contemporaneously with any cure period afforded to the landlord under the Lease, to cure such default; provided, however, that the foregoing shall not apply to any termination rights that are expressly granted to Tenant under the Lease and are available to Tenant without regard to whether Landlord is in default under the Lease.
5.    Assignment of Lease. Tenant acknowledges that Landlord is assigning the Lease and rents thereunder to Lender as security for the note given by Landlord to Lender. Tenant agrees that upon receipt of a written notice from Lender, it will thereafter pay to Lender directly all rent and other amounts due or to become due from time to time under the Lease. Landlord acknowledges it agrees that Tenant shall have the right to rely upon any such notice from Lender and that Tenant may pay such rents and other amounts to Lender without any obligation or right to determine the actual existence of the right of Lender to receive such rents and other amounts, notwithstanding any notice from or claim of Landlord to the contrary. Landlord shall have no right or claim against Tenant for any such rents and other amounts so paid by Tenant to Lender and Landlord waives and releases any such claims. Landlord and Lender agree that Tenant shall be credited under the Lease for any payments sent to Lender pursuant to such written notice. Lender agrees to indemnify and hold harmless Tenant from and against any and all liabilities by Landlord in any way related to Tenant's compliance with this Section 5.
6.    Casualty and Condemnation. Lender agrees that so long as neither the Lease nor Tenant’s right of possession of the Premises shall have been terminated by reason of a default by Tenant under the Lease (beyond any period provided Tenant in the Lease to cure such default), if the Premises shall be damaged or destroyed by fire or other casualty, or taken by condemnation, then notwithstanding any contrary provision contained in the Mortgage, Lender will make the proceeds of insurance, or condemnation award, available for the purpose of repairing and restoring the Premises, as the case may be, in accordance with the terms of the Lease and subject

Exhibit F

to such reasonable and customary procedures with respect to the disbursement thereof as Lender may impose.
7.    Tenant Property; Tenant Financing. Lender hereby disclaims and releases any and all right, title or interest in any personal property of Tenant (the “Tenant Property”), and acknowledges and agrees the mortgaged property and collateral encumbered by the Mortgage does not include any of the Tenant Property. Lender acknowledges and agrees that pursuant to Section 13.2 of the Lease, Tenant shall have the absolute right from time to time during the Term and without Landlord’s or Lender’s consent to collaterally assign or to grant and assign a mortgage or other security interest in Tenant’s interest in this Lease and/or the Tenant Property to Tenant’s lenders in connection with Tenant’s financing arrangements. Lender agrees to execute such confirmation, certificates and other documents (other than amendments to this Lease) as Tenant’s lenders may reasonably request and in a form reasonably acceptable to Lender in connection with any such financing, provided that the fee simple interest of Landlord cannot be pledged or encumbered by Tenant in connection with any such financing arrangement.
8.    Notices. Any notice required or permitted to be given by this Agreement will be in writing and will be given by nationally recognized overnight courier, or by certified or registered mail, return receipt requested, postage prepaid. Notices so given shall be deemed received when actually received or when delivery is confirmed or refused. Notices may also be given by e-mail, and will be effective at the time of sending at the e-mail address specified below in sent by 5:00 p.m. Central Time on a business day with confirmation of receipt (and otherwise as of the next business day), provided the notice-giving party also sends notice by nationally recognized overnight courier on the same date as sending the e-mail, time being of the essence. Any notice required to be given under this Agreement shall be addressed as follows:
Lender:            __________________________
__________________________
__________________________
Attn: _____________________

with a copy to:            __________________________
__________________________
__________________________
Attn: _____________________

Tenant:            __________________________
__________________________
__________________________
Attn: _____________________

Exhibit F

with a copy to:            __________________________
__________________________
__________________________
Attn: _____________________

Landlord:            __________________________
__________________________
__________________________
Attn: _____________________

with a copy to:            __________________________
__________________________
__________________________
Attn: _____________________

Any party may, by notice to the others, specify a different address for notice purposes.
9.    Waiver of Jury Trial. LENDER, TENANT AND LANDLORD EACH IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS TRANSACTION.
10.    Miscellaneous. This Agreement may be signed in counterparts and evidenced by facsimile, PDF format or similarly-imaged pages. Lender, Tenant and Landlord each acknowledge and agree that it has had an opportunity to receive the advice of such counsel and other advisors as it desires before entering into this Agreement. Time is of the essence of this Agreement. This Agreement will be governed by and construed under and in accordance with the laws of the state where the Premises is located. This Agreement contains the entire agreement between the parties hereto with respect to this transaction, supersedes any prior oral negotiations or agreements. This Agreement is binding upon the parties hereto and their respective legal representatives, successors and permitted assigns. No amendment, modification or waiver of the provisions of this Agreement will be effective unless it is in writing and signed by the party against whom it is to be enforced. All decisions requiring the “approval” or “agreement” of any party hereto shall be made in writing the applicable party. If any part of this Agreement is held to be illegal, invalid or unenforceable, the remainder of this Agreement will be unaffected and continue in full force and effect. This Agreement is not binding upon Lender, Tenant or Landlord until it has been signed by Lender, Tenant and Landlord. The section headings and other captions are for ease of reference only, and are not otherwise part of this Agreement. Any reference to a section of this Agreement includes its subsections and parts.

Exhibit F

11.    Rules of Construction. In interpreting this Agreement, the following rules of construction shall be used.
11.1.    Construction. The rule of strict construction shall not apply to this Agreement. This Agreement shall not be interpreted in favor of or against any of Lender, Tenant or Landlord merely because of their respective efforts in preparing it.
11.2.    Captions, Gender, Number, and Language of Inclusion. The article and section headings in this Agreement are for convenience of reference only and shall not define, limit or prescribe the scope or intent of any term of this Agreement. As used in this Agreement, the singular shall include the plural and vice versa, the masculine, feminine, and neuter adjectives shall include one another, and the following words and phrases shall have the following meanings: (a) “including” shall mean “including but not limited to”; (b) “terms” shall mean “terms, provisions, duties, covenants, conditions, representations, warranties, and indemnities”; (c) “any of the Premises” shall mean “the Premises or any part thereof or interest therein” or “the Premises or any part thereof or interest therein”, as the case may be; (d) “rights” shall mean “rights, duties, and obligations”; (e) “liabilities” shall mean “liabilities, obligations, damages, fines, penalties, claims, demands, costs, losses, charges, liens, judgments, actions, causes of action, and expenses, including reasonable attorneys’ fees”; (f) “incurred by” shall mean “imposed upon or suffered or incurred or paid by or asserted against”; (g) “applicable law” shall mean “all applicable federal, state, county, municipal, local, or other laws, statutes, codes, ordinances, rules, and regulations”; (h) “about the Premises” or “about the Premises” shall mean “in, on, under, or about the Premises” or “in, on, under, or about the Premises”, as the case may be; (i) “operation” shall mean “use, non‑use, possession, occupancy, condition, operation, maintenance, or management”; and (j) “this transaction” shall mean “the purchase, sale, and related transactions contemplated by this Agreement”.
11.3.    Time Periods. Any reference in this Agreement to the time for performance of obligations or elapsed time shall mean consecutive days, months or years, as applicable. In the event the time for performance of any obligation hereunder expires on the day that is not a business day, the time for performance shall be extended to the next business day. A “business day” means any day that is not Saturday, Sunday or a federal or state holiday.

[Remainder of page intentionally left blank]

Exhibit F

signature pageS
to
SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT
Lender, Tenant and Landlord have executed this Agreement as of the Effective Date.

“Lender”
_________________________________,
a _______________________________

By: __________________________________
Name: _______________________________
Its: ___________________________________

STATE OF _____________    )
) ss.
COUNTY OF ___________    )

The foregoing instrument was acknowledged before me this ____ day of ______________, 20__, by ___________, the ________________ of _________________, a ______________________________, on behalf of the ______________.

___________________________
Notary Public

Exhibit F

“Tenant”
_________________________________,
a _______________________________

By: __________________________________
Name: _______________________________
Its: ___________________________________

STATE OF _____________    )
) ss.
COUNTY OF ___________    )

The foregoing instrument was acknowledged before me this ____ day of ______________, 20__, by ___________, the ________________ of _________________, a ______________________________, on behalf of the ______________.

___________________________
Notary Public

Exhibit F

“Landlord”
CF Grocery Distribution Propco LLC,
a Delaware limited liability company
[NOTE: Signature block to be completed at execution]

By: __________________________________
Name: _______________________________
Its: ___________________________________

STATE OF _____________    )
) ss.
COUNTY OF ___________    )

The foregoing instrument was acknowledged before me this ____ day of ______________, 20__, by ___________, the ________________ of _________________, a ______________________________, on behalf of the ______________.

___________________________
Notary Public

The foregoing instrument was drafted by:

Faegre Baker Daniels LLP (SAA)
2200 Wells Fargo Center
90 S. Seventh Street

Exhibit F

Minneapolis, Minnesota 55424
(612) 766-7000

Exhibit F

EXHIBIT A
LEGAL DESCRIPTION OF THE PREMISES

Exhibit F

EXHIBIT G

FORM OF ESTOPPEL CERTIFICATE

______________________________, a __________________________ (“Tenant”), hereby certifies unto [________________ a Delaware limited liability company], its successors and assigns (collectively, “Landlord”) that as of the date hereof:

1.    Tenant is the lessee of that certain premises located at _____________________________________________ (the “Premises”) under a certain Lease dated _____________, 2018 by and between Landlord, and Tenant (together with all schedules, exhibits, addenda, supplements, amendments and modifications thereto, collectively, the “Lease”). All initially capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Lease.
2.    A true, correct and complete copy of the Lease is attached hereto as Exhibit A, and there are no amendments, modifications, alterations or changes, written or oral, to the Lease except as attached hereto. The Lease constitutes the entire agreement between Landlord and Tenant with respect to the Premises.
3.    To the knowledge of the undersigned, the Lease is in full force and effect, and the obligations of Tenant are valid and binding.
4.    Tenant is not in breach or default under the Lease, and there exist no facts or events which with the passage of time or giving of notice or both will result in any such breach or default. To Tenant’s knowledge, Landlord is not in breach or default under the Lease, and there exist no facts or events which with the passage of time or giving of notice or both will result in any such breach or default. To Tenant’s current, actual knowledge, Tenant does not presently have any offset, abatement, reduction in rent, charge, lien, claim, counterclaim, termination right or defense under the Lease
5.    The Lease has not been assigned, transferred or hypothecated by Tenant, nor the Premises or any portion thereof sublet except as set forth on Schedule 1 attached hereto.
6.    The Lease term commenced on ___________________, ____ and expires on ___________________, ____ (without taking into account exercise of any extension options). There are no options or rights to renew or extend the term of the Lease except as set forth in Section 2.3 of the Lease.
7.    The current monthly base rental is US $______________.
8.    No security or other deposit has been paid or required under the Lease. Tenant has not made any prepayment of rent or other charges more than one (1) month in advance.
9.    Tenant has no right of first offer, right of first refusal, or any other right or option to purchase all or any part of the Premises, except as set forth in Section 22 of the Lease.

10.    All exhibits and schedules attached hereto are by this reference incorporated fully herein and are true, correct and complete. The term “this Certificate” shall be considered to include all such exhibits and schedules.
11.    There are no guarantors of the Lease, except for _____________. If there are any guarantors, Tenant shall cause each guarantor to sign and date a guarantor estoppel certificate in form and substances reasonably acceptable to Landlord.
12.    Tenant and the persons executing this Certificate on behalf of Tenant have the power and authority to execute and deliver this Certificate.
13.    This Certificate may be relied upon and shall inure to the benefit of Landlord and Landlord’s successors and assigns, and shall be binding upon Tenant.
Dated: As of _____________, 201___        _________________________________,
a _______________________________

By: ______________________________
Name: ____________________________
Title: _____________________________

3

Exhibit A

Lease

See attached.

Schedule 1

Subleases

H-1

EXHIBIT H

IMMEDIATE REPAIRS

D-2-1

EXHIBIT D-3
FORM OF MEMORANDUM OF LEASE
MEMORANDUM OF LEASE
THIS MEMORANDUM OF LEASE (this “Memorandum”) is entered into as of [________________], 2018 (the “Effective Date”), by and between [_____________________], a Delaware limited liability company (“Landlord”), and [____________], a [_______________] (“Tenant”).
RECITALS
A.    Landlord owns the real property in __________, and legally described in Exhibit A (the “Premises”).
B.    Landlord has leased the Premises to Tenant pursuant to that certain Lease dated as of the date hereof (the “Lease”).
C.    Landlord and Tenant now desire to memorialize the Lease of record pursuant to this Memorandum.
ACCORDINGLY, Landlord and Tenant hereby agree as follows:
1.    Demise. For and in consideration of the rents reserved and of the covenants and agreements contained in the Lease, Landlord does hereby demise and lease to Tenant, and Tenant does hereby take and hire, the Premises, upon and subject to the terms of the Lease.
2.    Term. The initial term of this Lease shall commence on the Effective Date and end on the day prior to the twentieth (20th) anniversary of the Effective Date. Tenant has options to extend the term of the Lease for five (5) additional periods of five (5) years each, upon and subject to the terms and conditions more particularly provided in Section 2.3 of the Lease.
3.    Permitted Use. Tenant may use and occupy the Premises for any lawful business purpose in accordance with the terms of the Lease.
4.    Right of First Offer. Tenant has a right of first offer to purchase the Premises, upon and subject to the terms and conditions more particularly provided in Section 22 of the Lease.
5.    Memorandum of Lease. This Memorandum is executed for the purposes of giving notice of the existence of the Lease. The Lease contains other terms, conditions, provisions, covenants, representations and warranties, all of which are hereby incorporated in this Memorandum by reference as though fully set forth herein, and both the Lease and this Memorandum shall be deemed to constitute a single instrument. Copies of the Lease are maintained at the offices of Landlord and Tenant. Nothing contained herein shall be construed to amend, modify, amplify, interpret or supersede any provision of the Lease, which shall in all events control.
6.    Miscellaneous. This Memorandum may be signed in counterparts and evidenced by facsimile, PDF format or similarly-imaged pages. This Memorandum will be governed by and construed under and in accordance with the laws of the state where the Premises is located. This Memorandum is binding upon the parties hereto and their respective legal representatives, successors and permitted assigns. No amendment, modification or waiver of the provisions of this

D-3-1

Memorandum will be effective unless it is in writing and signed by the party against whom it is to be enforced.
[Remainder of page intentionally left blank]

D-3-2

SIGNATURE PAGES
TO
MEMORANDUM OF LEASE
Landlord and Tenant have executed this Agreement as of the Effective Date.
“Tenant”
_________________________________,
a _______________________________

By: __________________________________
Name: _______________________________
Its: ___________________________________

STATE OF _____________    )
) ss.
COUNTY OF ___________    )

The foregoing instrument was acknowledged before me this ____ day of ______________, 2018, by ___________, the ________________ of _________________, a ______________________________, on behalf of the ______________.

___________________________
Notary Public

D-3-3

“Landlord”
_________________________________,
a Delaware limited liability company

By: __________________________________
Name: _______________________________
Its: ___________________________________

STATE OF _____________    )
) ss.
COUNTY OF ___________    )

The foregoing instrument was acknowledged before me this ____ day of ______________, 2018, by ___________, the ________________ of _________________, a ______________________________, on behalf of the ______________.

___________________________
Notary Public

The foregoing instrument was drafted by:

Faegre Baker Daniels LLP (SAA)
2200 Wells Fargo Center
90 S. Seventh Street
Minneapolis, Minnesota 55424
(612) 766-7000

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EXHIBIT A
LEGAL DESCRIPTION OF THE PREMISES

Exhibit A to Exhibit D-3

EXHIBIT D-4
FORM OF GUARANTY

THIS GUARANTY (this “Guaranty”) is entered into as of [_____________], 2018 (the “Effective Date”), by and between SUPERVALU INC., a Delaware corporation (“Guarantor”), and CF GROCERY DISTRIBUTION PROPCO LLC, a Delaware limited liability company (“Landlord”).
RECITALS
A.    Landlord, as landlord, and [____________________], a [_______________________] (“Tenant”), as tenant, entered into that certain Lease dated as of even date herewith (the “Lease”), relating to certain real property located at [____________] in [_____________, ___________], as more particularly described in the Lease (the “Premises”).
B.    As a condition to entering into the Lease, Landlord has required that Guarantor execute and deliver this Guaranty to Landlord.
C.    Guarantor, directly or indirectly, currently owns 100% of the issued and outstanding equity interests of Tenant, and as such Guarantor will derive substantial financial benefits from the Lease and the transactions contemplated thereby and associated therewith.
ACCORDINGLY, in consideration of the execution by Landlord of the Lease and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Guarantor hereby agrees as follows:
1.    Defined Terms. Unless otherwise provided in this Agreement, all capitalized terms have the meanings assigned to them in the Lease.
2.    Guaranty. Guarantor hereby guarantees, irrevocably, unconditionally and absolutely, to Landlord, the full and prompt payment by Tenant, its successors and assigns, of all rents of every kind under the Lease and the full, faithful and timely performance of each and all of the covenants, agreements, obligations, representations, indemnities, warranties and liabilities of Tenant (and of Tenant’s assigns and successors to all or any portion of such Tenant’s interest in the Lease) under the Lease (collectively, the “Obligations”), until all such Obligations have been fully paid, performed and discharged. The liability of Guarantor hereunder shall be for all Obligations owed to Landlord under the Lease, including, without limitation, costs and fees (including, without limitation, actual attorneys’ and experts’ fees and disbursements and court costs that would have accrued under the Lease) and all other Obligations that would have been paid, performed and discharged by Tenant (or Tenant’s assigns and successors to all or any portion of Tenant’s interest in the Lease) under the Lease but for the commencement of a case under Title 11 of the United States Code or under any successor statute thereto (the “Bankruptcy Code”), or any other law governing solvency, bankruptcy, reorganization or like proceedings, and other reasonable expenses incurred by Landlord in the enforcement of this Guaranty as provided in Paragraph 8 below. The Obligations shall further include any amendment or modification to the Lease from time to time to the extent such amendment or modification (a) does not increase the rent or lease term (including, without limitation, any renewal or extension rights) or materially increase any other obligations of Tenant under the Lease, or (b) is consented to in writing by Guarantor. The Obligations are to be construed in the most comprehensive sense and shall continue,

D-4-1

unaffected by any actual, purported or attempted assignment, transfer or sublease of all or any portion of Tenant’s interest in its Lease or the Premises. Guarantor acknowledges receipt of a copy of the Lease.
3.    Guaranty Absolute. The covenants and obligations of Guarantor hereunder shall be construed as an absolute, continuing, and unlimited guaranty of payment and performance. Landlord may, at its option, join Guarantor as a party in any action or proceeding brought against Tenant in connection with and based upon or arising out of the provisions of the Lease, and recovery may be had against Guarantor therein, whether or not judgment is also taken or had against Tenant. This Guaranty may be enforced by Landlord against Guarantor without first proceeding against Tenant. The obligations and liabilities of Guarantor hereunder shall not be deemed terminated, lessened, impaired or otherwise affected by any of the following, any or all of which may be taken without the consent of, or notice to, Guarantor: (a) any bankruptcy or insolvency of Tenant or Guarantor or any bankruptcy or insolvency proceedings brought by or against Tenant including, without limitation, (i) any release or discharge of Tenant in any creditor’s proceedings, receivership, bankruptcy or other proceedings, (ii) any impairment, limitation or modification of the liability of Tenant or the estate of Tenant in bankruptcy, or of any remedy or the enforcement of Tenant’s said liability under the Lease, resulting from the operation of any present or future provision of the Bankruptcy Code or other statute, or from the decision of any court, or (iii) the rejection or disaffirmance of the Lease in any such proceedings; (b) any renewal or extension of the Lease in accordance with the terms and conditions thereof, or any holding over by Tenant after the expiration of the term of the Lease (including following any renewal or extension term), whether or not consented to by Landlord; (c) any exercise or non-exercise or delay in the exercise or assertion by Landlord of any right or privilege under this Guaranty or the Lease; (d) any extension of time or other indulgence granted to Tenant or any waiver with respect to the payment of rents, additional rents and other charges and expenses to be paid by Tenant or with respect to the performance and observance of any other obligations of Tenant under the Lease; (e) any assignment of the Lease or any subletting of all or any portion of the Premises; (f) the acceptance by Landlord of any security (including any real or personal property collateral) for the punctual and full payment of said rents or the punctual and full performance and observance of said Tenant obligations, or the release, surrender, substitution or omission to act, by Landlord with respect to any such security; (g) any disaffirmance or abandonment by Tenant, any debtor-in-possession or any trustee of Tenant; (h) any other act or omission to act by Landlord; and (i) except as otherwise provided in this Guaranty, any other matter whatsoever whereby Guarantor would or might be released.
4.    Release. This Guaranty is an irrevocable, continuing guaranty and Guarantor agrees that this Guaranty shall remain in full force and effect until all of the Obligations are fully paid, performed and discharged, regardless of the expiration or earlier termination of the Lease, and regardless of the bankruptcy, reorganization, dissolution or insolvency of Tenant, its successors and assigns, and regardless of any actual, attempted or purported assignment, sublease or other transfer of all or any portion of Tenant’s interest in the Lease. Guarantor further agrees that this Guaranty may not be revoked by Guarantor. If any provision of this Guaranty is held to be invalid or unenforceable, the validity and enforceability of the other provisions of this Guaranty shall not be affected. This Guaranty shall remain in full force and effect notwithstanding future changes of conditions, including any changes in law or invalidity or irregularity in the creation of any of the Obligations. Notwithstanding the foregoing or any other provision of this Guaranty, (a) if Tenant assigns the Lease to an assignee that, immediately following such assignment and after having given effect thereto, is a Release Credit Entity, then Guarantor shall be automatically released from all liabilities and

D-4-2

obligations under this Guaranty accruing or arising after the date of such assignment, (b) if Guarantor provides a substitute guaranty in substantially the same form as this Guaranty from a substitute guarantor that is a Release Credit Entity, then Guarantor shall be automatically released from all liabilities and obligations under this Guaranty accruing or arising after the date of such substitute guaranty, and (c) if Guarantor provides a substitute guaranty in substantially the same form as this Guaranty from a substitute guarantor that (i) is a direct or indirect parent entity of Guarantor, (ii) owns a direct or indirect interest in Tenant, and (iii) directly or indirectly succeeds to a substantial portion of Guarantor’s and its Affiliates’ wholesale business through one or a series of related transactions, then Guarantor shall be automatically released from all liabilities and obligations under this Guaranty accruing or arising after the date of such substitute guaranty; provided, however, that for a release of the Guarantor pursuant to clauses (a), (b) or (c), to take effect, Guarantor shall deliver written notice of same to Landlord, together with all documents as are reasonably necessary for Landlord to confirm that such release of the Guarantor hereunder complies with the requirements of this Section 4. In the event of any such release of liability, Landlord agrees to execute and deliver to Guarantor a written confirmation of any such release in commercially reasonable form requested by Tenant or Guarantor within fifteen (15) after request therefor. For purposes of this Section 4, “Release Credit Entity” shall mean any entity that (in the case of a Tenant assignment immediately following such assignment and after having given effect thereto) shall have a publicly traded unsecured senior debt rating of “Baa3” or better from Moody’s or a rating of “BBB-” or better from S&P and is not on “Negative Credit Watch” by S&P or Moody’s (or, if such entity does not then have rated debt, a determination that by either of such rating agencies its unsecured senior debt would be so rated by such agency), and in the event both such rating agencies cease to furnish such ratings, then a comparable rating by any rating agency reasonable acceptable to Landlord, Tenant and Guarantor.
5.    Waivers. Guarantor hereby knowingly, irrevocably, unconditionally and voluntarily waives (a) presentment, diligence, demand for payment or performance, (b) except as provided in Paragraph 13 of this Guaranty, notices of any kind, including, without limitation, notices of default, nonpayment, dishonor or nonperformance, notice of acceptance of this Guaranty, any liability to which it may apply, and all other notices, demands and indulgences of every kind relating to the Obligations, (c) any right to require Landlord to proceed against Tenant or any other person or to exhaust any security held by Landlord or to pursue any other remedy whatsoever, (d) any defense arising by reason of any invalidity or unenforceability of the Lease, including, without limitation, (i) any rejection or termination of any Lease under Section 365 of the Bankruptcy Code or (ii) any reduction, diminution or limitation upon or discharge of the liability of any Tenant under the Bankruptcy Code, (e) any defense based upon an election of remedies by Landlord, (f) any duty of Landlord to advise Guarantor of any information known to Landlord regarding the financial condition of Tenant, (g) any defense based upon (i) the lack of perfection or continuing perfection or failure of priority of collateral security, if any, which may now or hereafter be given for performance of the Obligations, (ii) the failure by Landlord to marshal assets, (iii) any act or omission of Landlord that results in or aids in the discharge or release of Tenant, (iv) any law that provides that the obligations of a guarantor must not be larger in amount nor in other respects more burdensome than that of the principal or that reduces a guarantor’s obligation in proportion to the principal obligation, (v) any failure of Landlord to file or enforce or compromise a claim in any bankruptcy proceeding, (vi) the avoidance of any lien in favor of Landlord for any reason, (vii) the right to enforce any remedy against any other person, (viii) the right, if any, to the benefit of, or to direct the application of any security held by Landlord, and, until all of the Obligations have been paid and performed in full, all rights of subrogation, any right to enforce any remedy that Landlord now has or hereafter may have against Tenant, and any right to participate in any security now or hereafter held by Landlord, or (ix) the benefits or defenses, if Guarantor is entitled to any benefits or defenses, of any or all anti-deficiency statutes or single-action legislation, and (h) any setoff, defense or counter-claim that Tenant or Guarantor may have or claim to have against Landlord. Guarantor consents to, and agrees that its liability will not be affected by, any forbearances and extensions of time granted to Tenant by Landlord for the performance of

D-4-3

the Obligations, or any changes and modifications in the terms, covenants and conditions of the Lease hereafter made or granted, all without notice to, or further consent from, Guarantor. Guarantor agrees that until all the terms, covenants and conditions of the Lease on Tenant’s part to be performed and observed are fully performed and observed, Guarantor (y) waives any right (and any defense arising out of any right) of contribution, reimbursement, recourse or subrogation against Tenant by reason of any payment or performance by Guarantor, and (z) subordinates any liability or indebtedness of Tenant now or hereafter held by Guarantor to the obligations of Tenant to Landlord under the Lease. Guarantor waives any and all defenses and discharges available to a surety, guarantor, or accommodation co-obligor in its capacity as such, other than a defense to the extent it would be available to Tenant itself, as obligor. No act or thing need occur to establish the liability of Guarantor hereunder and Guarantor shall remain liable as principal until all of the Obligations to be observed, paid or performed by Tenant have been paid, performed and observed pursuant to the Lease, notwithstanding any act, omission or thing which might operate as a legal or equitable discharge of Tenant or of Guarantor. GUARANTOR HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).
6.    Representations and Warranties. Guarantor and the individual signing on behalf of Guarantor warrants and represents that: (a) Guarantor has the full capacity, right, power and authority to execute, deliver and perform this Guaranty, and all required actions and approvals therefor have been duly taken and obtained; and (b) the individual(s) signing this Guaranty on behalf of Guarantor is and shall be duly authorized to sign the same on Guarantor’s behalf and to bind Guarantor thereto.
7.    Remedies Cumulative. No single or partial exercise by Landlord of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. All of the rights and remedies of Landlord shall be deemed to be cumulative.
8.    Costs of Enforcement. Guarantor agrees that in the event this Guaranty is or shall be enforced by suit or otherwise, Guarantor will indemnify and save harmless Landlord from all expenses incurred, including, but not limited to, disbursements, court costs, costs of discovery and reasonable attorneys’ fees.
9.    Assignment. Except as provided in Section 4 above, Guarantor agrees that the validity of this Guaranty shall not be terminated, affected or otherwise impaired by reason of any assignment or other transfer of all or any portion of Tenant’s interest in the Lease. This Guaranty shall inure to the benefit of and may be enforced by Landlord, its successors or assigns, and shall be binding upon and enforceable against Guarantor, its heirs, executors, administrators, personal representatives, successors or assigns. Guarantor’s obligations hereunder may not be assigned.
10.    Joint and Several Obligations. If Guarantor consists of more than one person, firm, or corporation, the obligations and liabilities under this Guaranty of those persons, firms and corporations shall be joint and several, and the word “Guarantor” shall mean all or some or any of them.
11.    Notices. Any notice required or permitted to be given by this Guaranty will be in writing and will be given by nationally recognized overnight courier, or by certified or registered mail, return receipt requested, postage prepaid. Notices so given shall be deemed received when actually received or when delivery is confirmed or refused. Notices may also be given by e-mail, and will be effective at the time of sending at the e-mail address specified below if sent by 5:00 p.m. Central Time on a business day with confirmation of receipt (and otherwise as of the next business day), provided the notice-giving party also

D-4-4

sends notice by nationally recognized overnight courier on the same date as sending the e-mail, time being of the essence. Any notice required to be given under this Guaranty shall be addressed as follows:
Landlord:

with a copy to:

with a copy to:

Guarantor:            __________________________
__________________________
__________________________
Attn: _____________________

with a copy to:            __________________________
__________________________
__________________________
Attn: _____________________

Any party may, by notice to the others, specify a different address for notice purposes.
12.    Financial Statements. Guarantor agrees to deliver all financial reports required to be delivered by Guarantor pursuant to Section 26 of each Lease within the time frames set forth therein.
13.    Default. Guarantor shall not be considered to be in default of Guarantor’s obligations under this Guaranty unless (a) Landlord shall have provided Guarantor notice of any alleged breach of or other failure by Guarantor to perform such obligations, and Guarantor shall have failed to cure such breach or failure within (i) in the case of a monetary default, ten (10) days after such notice, and (ii) in the case of a non-monetary default, thirty (30) days after such notice, or (b) if at any time during the Term, (i) Guarantor files a Petition (as hereinafter defined), (ii) any creditor or other person that is an Affiliate of Guarantor files against Guarantor any Petition, or any creditor or other person (whether or not an Affiliate of Guarantor) files against Guarantor any Petition, where Guarantor cooperates or colludes with such creditor or other person in connection with such Petition or the filing thereof, (iii) any creditor or other person that is not an Affiliate of Guarantor files a Petition against Guarantor, where Guarantor does not cooperate or collude with such creditor or other Person in connection with such Petition or the filing thereof, and such Petition is not vacated or withdrawn within sixty (60) days after the filing thereof, (iv) a trustee or receiver is appointed to take possession of the Premises, and such appointment is not vacated or withdrawn and possession of the Premises restored to Tenant within sixty (60) days thereafter, or (v) any sheriff, marshal, constable or other duly-constituted public official takes possession of the Premises by authority of any attachment, execution, or other judicial seizure proceedings, and such attachment or other seizure remains undismissed or undischarged for a period of sixty (60) days after the levy thereof. “Petition” means a petition in bankruptcy (including any such petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief) under the Bankruptcy Code of the United States of America, or under any other present or future federal or state statute, law or regulation of similar intent or application.
14.    Miscellaneous. This Guaranty may be signed in counterparts and evidenced by facsimile, PDF format or similarly-imaged pages. Landlord and Guarantor each acknowledge and agree that it has had

D-4-5

an opportunity to receive the advice of such counsel and other advisors as it desires before entering into this Guaranty. Time is of the essence of this Guaranty. This Guaranty will be governed by and construed under and in accordance with the laws of the State of Delaware. This Guaranty contains the entire agreement between the parties hereto with respect to this transaction, supersedes any prior oral negotiations or agreements. This Guaranty is binding upon the parties hereto and their respective legal representatives, successors and permitted assigns. No amendment, modification or waiver of the provisions of this Guaranty will be effective unless it is in writing and signed by the party against whom it is to be enforced. All decisions requiring the “approval” or “agreement” of any party hereto shall be made in writing the applicable party. If any part of this Guaranty is held to be illegal, invalid or unenforceable, the remainder of this Guaranty will be unaffected and continue in full force and effect. This Guaranty is not binding upon Landlord or Guarantor until it has been signed by Landlord and Guarantor. The section headings and other captions are for ease of reference only, and are not otherwise part of this Guaranty. Any reference to a section of this Guaranty includes its subsections and parts.
[Remainder of page intentionally left blank]

D-4-6

SIGNATURE PAGE
TO
GUARANTY

Guarantor and Landlord have caused this Guaranty to be executed effective as of Effective Date.

“Guarantor”
SUPERVALU INC.,
a Delaware corporation

By: __________________________________
Name: _______________________________
Its: __________________________________

[Signatures Continue on Next Page]

D-4-7

“Landlord”
CF GROCERY DISTRIBUTION PROPCO LLC,
a Delaware limited liability company

By: __________________________________
Name: _______________________________
Its: ___________________________________

D-4-8

EXHIBIT D-5
FORM OF SUBORDINATION AGREEMENTS

SUBORDINATION AGREEMENT
THIS SUBORDINATION AGREEMENT (this “Agreement”) is entered into as of __________, 2018 (the “Effective Date”), by and among _____________________, a ________________ (“Tenant”), _____________________, a ________________ (“Subtenant”), and _____________________, a ________________ (“Prime Landlord”).
RECITALS
A.    Tenant, as landlord, and Subtenant, as tenant, are parties to that certain ______________ dated __________ (as amended from time to time, the “Sublease”), relating to certain leased premises (the “Sublease Premises”) consisting of a portion of the real property located in _____________, ___________, and more particularly described in the Sublease and legally described on Exhibit A attached hereto (the “Property”).
B.    Contemporaneously with the execution and delivery of this Agreement, Tenant is (i) conveying the Property to Prime Landlord, and (ii) leasing back the Property from Prime landlord pursuant to that certain Lease dated as of the Effective Date by and between Prime Landlord, as landlord, and Tenant, as tenant (as amended from time to time, the “Prime Lease”).
C.    Subtenant has agreed to subordinate the Sublease to the Prime Lease and Tenant has agreed to grant nondisturbance rights to Subtenant, on the terms and conditions hereinafter set forth.
D.    Subtenant has agreed to, upon request, attorn to Prime Landlord and any lender of Prime Landlord (a “Lender”) following a termination of the Sublease.
ACCORDINGLY, Tenant, Subtenant and Prime Landlord hereby agree as follows:
1.    Subordination. Subtenant agrees that the Sublease and all of the terms, covenants and provisions of the Sublease are, and shall at all times continue to be, subject and subordinate in all respects to the Prime Lease and to all renewals, modifications, supplements, replacements and extensions thereof, as well as to any mortgages, deeds of trust or similar encumbrances of the Property (“Mortgages”), and that the Sublease constitutes a sublease under and subject to the Prime Lease.
2.    Sublease Ratification; Attornment. The Sublease remains in full force and effect (as a direct sublease between Tenant, as sublandlord, and Subtenant, as subtenant). Notwithstanding the subordination of the Sublease to the Prime Lease pursuant to Section 1, Subtenant hereby agrees to and does hereby continue to attorn to Tenant and recognize Tenant as sublandlord under the Sublease subject to and in accordance with all of the terms and conditions of the Sublease. Without limiting the generality of the foregoing, Subtenant shall continue to make all rent payments payable by Subtenant under the Sublease directly to Tenant as provided in the Sublease. In the event the Prime Lease terminates, then at the election of Prime Landlord (i) the Sublease shall not terminate, and (ii) Subtenant shall attorn to Prime Landlord as successor to Tenant (as sublandlord) under the Sublease. The foregoing provisions shall inure to the benefit of any Lender and any purchaser at

D-5-1

a foreclosure sale following a foreclosure of Prime Landlord’s interests in the Property pursuant to the terms of any Mortgage.
3.    Nondisturbance. So long as Subtenant is not in default under the Sublease (beyond any period given Subtenant in the Sublease to cure such default), Tenant and Prime Landlord agree that Subtenant's possession of the Sublease Premises shall not be diminished, disturbed or interfered with by Prime Landlord or its successors and assigns.
4.    Estoppel. Subtenant hereby certifies to Tenant and Prime Landlord as follows:
4.1    The term of the Sublease will expire on ____________, ____. Tenant has no rights or options to renew or extend the term of the Sublease, except _________.
4.2    There have been no amendments, modifications or revisions to the Sublease, except _________.
4.3    The Sublease has been properly executed by Subtenant and is in full force and effect.
4.4    The Sublease has not been assigned by operation of law or otherwise by Subtenant, and no sublease covering the Sublease Premises, or any portion thereof, has been entered into by Subtenant.
4.5    Neither Tenant nor Subtenant is in default under the Sublease and no event has occurred which, with the giving of notice of passage of time, or both, could result in such a default.
4.6    Subtenant has no existing accrued defenses, offsets, liens, claims or credits against the rentals or otherwise which presently exist or have accrued under the Sublease or against the enforcement of the Sublease by Tenant.
5.    Miscellaneous. This Agreement may be signed in counterparts and evidenced by facsimile, PDF format or similarly-imaged pages. Tenant and Subtenant each acknowledge and agree that it has had an opportunity to receive the advice of such counsel and other advisors as it desires before entering into this Agreement. Time is of the essence of this Agreement. This Agreement will be governed by and construed under and in accordance with the laws of the state where the Sublease Premises is located. This Agreement contains the entire agreement between the parties hereto with respect to this transaction, supersedes any prior oral negotiations or agreements. This Agreement is binding upon the parties hereto and their respective legal representatives, successors and permitted assigns. No amendment, modification or waiver of the provisions of this Agreement will be effective unless it is in writing and signed by the party against whom it is to be enforced. If any part of this Agreement is held to be illegal, invalid or unenforceable, the remainder of this Agreement will be unaffected and continue in full force and effect. This Agreement shall not be binding upon the parties hereto until it has been signed by Tenant, Subtenant and Prime Landlord. The section headings and other captions are for ease of reference only, and are not otherwise part of this Agreement. Any reference to a section of this Agreement includes its subsections and parts.
[Remainder of page intentionally left blank]
SIGNATURE PAGES

D-5-2

TO
SUBORDINATION AGREEMENT
Tenant, Prime Landlord and Subtenant have executed this Agreement as of the Effective Date.

“Tenant”
_________________________________,
a _______________________________

By: __________________________________
Name: _______________________________
Its: ___________________________________

STATE OF _____________    )
) ss.
COUNTY OF ___________    )

The foregoing instrument was acknowledged before me this ____ day of ______________, 2018, by ___________, the ________________ of _________________, a ______________________________, on behalf of the ______________.

___________________________
Notary Public

D-5-3

“Prime Landlord”
_________________________________,
a _______________________________

By: __________________________________
Name: _______________________________
Its: ___________________________________

STATE OF _____________    )
) ss.
COUNTY OF ___________    )

The foregoing instrument was acknowledged before me this ____ day of ______________, 2018, by ___________, the ________________ of _________________, a ______________________________, on behalf of the ______________.

___________________________
Notary Public

D-5-4

“Subtenant”
_________________________________,
a _______________________________

By: __________________________________
Name: _______________________________
Its: ___________________________________

STATE OF _____________    )
) ss.
COUNTY OF ___________    )

The foregoing instrument was acknowledged before me this ____ day of ______________, 2018, by ___________, the ________________ of _________________, a ______________________________, on behalf of the ______________.

___________________________
Notary Public

The foregoing instrument was drafted by:

Faegre Baker Daniels LLP (SAA)
2200 Wells Fargo Center
90 S. Seventh Street
Minneapolis, Minnesota 55424
(612) 766-7000

D-5-5

EXHIBIT A
LEGAL DESCRIPTION OF THE PROPERTY

Exhibit A to D-5

EXHIBIT E
TITLE POLICY PROFORMAS

E-1

EXHIBIT F
TITLE AFFIDAVIT

AFFIDAVIT REGARDING CORPORATION
(__________________, __________________)

STATE OF ____________________    )
) ss:
COUNTY OF __________________    )

________________________ (“Affiant”), being first duly sworn, on oath says that as of __________ ___, 2018:

1.    He/She is the ____________________ of [Applicable Seller], a __________ (“Grantor”), the corporation named as Grantor in that certain [Limited] [Special] Warranty Deed dated as of even date herewith conveying certain real property located at ________________ __________________________________________________, (the “Premises”). That Owner has owned, or has had an ownership interest in, the Property continuously for the last _______ years.

1.	That Owner’s possession of the Property has been peaceable and undisturbed, and that title to the Property has never been disputed or questioned.

2.	Grantor’s principal place of business is at ____________________________________________ ___________________________________.

3.	There have been no:

a.	Bankruptcy or dissolution proceedings involving said corporation during the time Grantor has had any interest in the Premises;

b.	Unsatisfied judgments of record against Grantor nor any actions pending in any courts which affect the Premises; or
c.    Tax liens filed against said Grantor.

4.
Any bankruptcy or dissolution proceedings of record against corporations with the same or similar names, during the time period in which the above named corporation had any interest in the Premises, are not against the above named Grantor.

5.	Any judgments or tax liens of record against corporations with the same or similar names are not against the above named Grantor.

6.
To Affiant’s actual knowledge, there has been no labor or materials furnished to the Premises at the order of the above named corporation for which payment has not been made or will not be made in the ordinary course of business.

7.
To Affiant’s actual knowledge, there are no unrecorded contracts, leases, easements or other agreements or interests relating to the Premises, other than those identified on Exhibit A attached hereto. [Modify for Pompano to reflect Lease Agreement between Associated Grocers of Florida, Inc., a Florida Corporation, as landlord, and Lions Sales and Marketing LLC, a Florida limited liability company, as tenant, dated May 25, 2017, as amended from time to time]

8.	To Affiant’s actual knowledge, there are no persons in possession of any portion of the Premises other than pursuant to a recorded document, except as set forth on Exhibit B attached hereto.

Affiant believes, to the best of Affiant’s knowledge, that the matters herein stated are true and makes this Affidavit for the purpose of inducing the passing of title to the Premises; provided, however, Affiant makes this Affidavit only on behalf of the above-referenced corporation and not in any individual or other capacity.

_______________________,
a ______________________

By:
Name:
Its:

Subscribed and sworn to before me this ___ day of ______________, 2018. _______________________________________ SIGNATURE OF NOTARY PUBLIC OR OTHER OFFICIAL
NOTARIAL STAMP OR SEAL (OR OTHER TITLE OR RANK)

EXHIBIT A
(Unrecorded Contracts, Leases, Easements or Other Agreements or Interests)

(If none – state “None”)

Exhibit A to Exhibit F-1

EXHIBIT B
(Tenants)

(If none – state “None”)

Exhibit B to Exhibit F-1

EXHIBIT G
LIST OF ESTOPPEL REQUIRED RECORDED DOCUMENTS

G-1